UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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ePlus inc.
(Name of Registrant as Specified in Its Charter)

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Notice of 2023 Annual Meeting of Shareholders
and
Proxy Statement

EPLUS INC.
NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

When:	Where:

September 14, 2023 8:30 a.m. ET	The Westin Washington Dulles Airport 2520 Wasser Terrace Herndon, Virginia 20171

We at ePlus inc. (“ePlus” or the “Company”) are pleased to invite you to our 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”).

Items of Business:

1.	Elect as directors the nine nominees named in the attached proxy statement, each to serve an annual term, or until their successors have been duly elected and qualified;
2.	Approve an advisory vote on our named executive officers’ compensation as disclosed in the proxy statement;
3.	Ratify the selection of our independent registered accounting firm;
4.
Approve an amendment to ePlus’s Amended and Restated Certificate of Incorporation (our “Charter”) to limit the personal liability of certain officers of ePlus as permitted by recent amendments to the General Corporation Law of the State of Delaware; and

5.	Transact such other business as may properly come before the 2023 Annual Meeting, and any postponements or adjournments thereof.

Record Date:

All shareholders are welcome to attend the 2023 Annual Meeting. Holders of our common stock as of the close of business on July 21, 2023, are entitled to notice of, and to vote at, the 2023 Annual Meeting.

How to Vote:

Your vote is important to us. Please see “Voting Information” on page 3 for instructions on how to vote your shares.

These proxy materials are first being distributed on or about July 31, 2023.

July 31, 2023	By Order of the Board of Directors

Erica S. Stoecker
Corporate Secretary, General Counsel & Chief Compliance Officer

IMPORTANT NOTICE
Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on September 14, 2023:

ePlus’ proxy statement for the 2023 Annual Meeting and its Annual Report for the Fiscal Year Ended March 31, 2023,
are Available Online at www.edocumentview.com/plus.

PROXY STATEMENT TABLE OF CONTENTS

Stock Ownership Guidelines	20
STOCK OWNERSHIP	20
Ownership of our Common Stock	20
Directors and Executive Officers	21
Principal Shareholders	22
EXECUTIVE COMPENSATION	23
PROPOSAL 2 – Advisory Vote to Approve Named Executive Officer Compensation	23
COMPENSATION COMMITTEE REPORT	24
COMPENSATION DISCUSSION AND ANALYSIS	25
OVERVIEW	25
Financial Highlights	25
Our Executive Compensation Program	26
Our Executive Compensation Practices	27
2022 Say-On-Pay Vote	27
Long-Term Cash Incentive Compensation	27
WHAT WE PAY AND WHY	28
Fiscal Year 2023 Executive Compensation Decisions	28
Base Salary	28
Annual Cash Incentive Awards	28
Long-Term Incentive Program	30
Other Elements of Our Fiscal Year 2023 Executive Compensation Program	32
HOW WE MAKE EXECUTIVE COMPENSATION DECISIONS	34
Role of the Board and Compensation Committee, and our Chief Executive Officer	34
Guidance from the Compensation Committee’s Independent Compensation Consultant	34
Comparison Peer Groups	35
Alignment of Senior Management Team to Drive Performance	35
2023 EXECUTIVE COMPENSATION	36
2023 Summary Compensation Table	36
Outstanding Equity Awards at 2023 Fiscal Year End	37
Fiscal Year 2023 Options Exercised and Stock Vested	38
Employment Agreements, Severance, and Change in Control Provisions	38
2023 Pay Ratio Disclosure	42
PAY VERSUS PERFORMANCE	43
EQUITY COMPENSATION PLAN INFORMATION	46
PROPOSAL 3 – Ratification of the Selection of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending March 31, 2024	47

PROXY STATEMENT SUMMARY

2023 Annual Meeting

Who:	Shareholders as of the Record Date, July 21, 2023
What:	See detailed Proposals on pages 12, 23, 47, and 49, and summaries below
When:	September 14, 2023, 8:30 a.m. ET
Where:	The Westin Washington Dulles Airport, 2520 Wasser Terrace, Herndon, Virginia, 20171
How:	Internet/Mobile, Telephone, Mail, In Person (see Voting Information beginning on page 3 for details)

Who We Are and What We Do

ePlus has an unwavering and relentless focus on leveraging technology to create inspired and transformative business outcomes for its customers. Offering a robust portfolio of solutions, as well as a full set of consultative and managed services across the technology spectrum, ePlus has proudly achieved more than 30 years of success in the business, carrying customers forward through adversity, rapidly changing environments, and other obstacles. ePlus is a trusted advisor, bringing expertise, credentials, talent and a thorough understanding of innovative technologies, spanning security, cloud, data center, networking, collaboration, artificial intelligence and emerging solutions, to domestic and foreign organizations across all industry segments. With complete lifecycle management services and flexible payment solutions, ePlus’ more than 1,700 associates are focused on cultivating positive customer experiences and are dedicated to their craft, harnessing new knowledge while applying decades of proven experience. ePlus is headquartered in Virginia, with locations in the United States, UK, Europe, and Asia‐Pacific. For more information, visit www.eplus.com.

2023 Annual Meeting at a Glance

Our Board of Directors

PROPOSAL 1 – ELECTION OF DIRECTORS

ePlus’ Board of Directors (the “Board of Directors” or “Board”) is currently composed of eight directors who are “independent,” and one director, our Chief Executive Officer, Mark Marron, who is not “independent,” within the meaning of Nasdaq’s listing standards.

C. Thomas Faulders continued as our board Chairman during the fiscal year 2023.

The Board’s Nominating and Corporate Governance Committee has recommended to the Board, and the Board has nominated, each of our sitting directors for election at our 2023 Annual Meeting, having found they each possess the requisite knowledge, skills, and abilities to oversee the Company’s long-term business objectives.

ePlus Director Nominees for the 2023 Annual Meeting
		Board Committees
Name	Age	Audit	Compensation	Nominating& Corporate Governance	Number of Other Public Company Boards	Independent Director
Renée Bergeron	60		✔	✔	0	✔
Bruce M. Bowen	71				0	✔
John E. Callies	69	✔	Chair		0	✔
C. Thomas Faulders, III, Chairman	73	✔	✔		0	✔
Eric D. Hovde	59		✔	✔	0	✔
Ira A. Hunt, III	67		✔	✔	0	✔
Mark P. Marron, CEO and President	62				0
Maureen F. Morrison	69	Chair		✔	1	✔
Ben Xiang	38	✔		Chair	0	✔

More information about our Board, including their biographies, is available in Proposal 1 – Election of Directors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES

Our Named Executive Officers’ Compensation

PROPOSAL 2 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICERS’ COMPENSATION

Our executive compensation philosophy is to reward performance in alignment with our shareholders’ long-term interests, and to promote and maintain stability within the executive team by issuing restricted stock with multi-year vesting terms.

For the fiscal year ended March 31, 2023, our named executive officers were Chief Executive Officer (“CEO”) and President, Mark P. Marron; Chief Financial Officer (“CFO”), Elaine D. Marion; and Chief Operating Officer (“COO”), Darren S. Raiguel. Each received a base salary, short- and long-term cash incentive compensation, and long-term equity-based incentive compensation. Detailed information about our executive compensation practices is available in our Compensation Discussion and Analysis.

Last year, our shareholders approved the Company’s say-on-pay proposal with approximately 98% of the votes cast in its favor. The Compensation Committee considered this approval in determining that our executive compensation philosophies and objectives continue to be appropriate, and did not require changes in response to the 2022 say-on-pay vote.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF EXECUTIVE COMPENSATION

Our Independent Registered Public Accounting Firm

PROPOSAL 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board’s Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered accounting firm for the fiscal year ending March 31, 2024. Deloitte has served as the Company’s independent registered public accounting firm since 1990, and the Board unanimously recommends that shareholders vote to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm. More information about Deloitte is available in Proposal 3 – Ratification of the Selection of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending March 31, 2024.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE

Our Amended and Restated Certificate of Incorporation

PROPOSAL 4 – AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Board recommends that our shareholders approve an amendment to ePlus’ Amended and Restated Certificate of Incorporation (our “Charter”) to limit the personal liability of certain officers of ePlus as permitted by recent amendments to the Delaware General Corporation Law.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT TO OUR CHARTER

VOTING INFORMATION

We are using the “Notice and Access” method of furnishing proxy materials to you over the Internet. The Securities and Exchange Commission’s (“SEC”) Notice and Access rules permit us to furnish our shareholders with proxy materials, including this proxy statement and our Annual Report including the Form 10-K for fiscal year 2023 (the “2023 Form 10-K”), by providing access to such documents on the Internet instead of mailing printed copies. We believe that this process will provide you with convenient and efficient access to your proxy materials so you may vote your shares, while allowing us to reduce the environmental impact of our 2023 Annual Meeting and the costs of printing and distributing the proxy materials. On or about July 31, 2023, we mailed our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for accessing our proxy statement and Annual Report. The Notice also identifies the items to be voted on at the 2023 Annual Meeting and provides instructions for voting and instructions for requesting a printed copy of the proxy materials. Most shareholders will not receive printed copies of the proxy materials unless they request them. If you would like to receive printed or electronic copies of our proxy materials, you should follow the instructions in the Notice for requesting such materials. Any request to receive proxy materials by mail will remain in effect until you revoke it.

Who May Vote

You are eligible to vote at the 2023 Annual Meeting if you were a shareholder of record of ePlus inc. as of the close of business on July 21, 2023, the record date (“Record Date”) for our 2023 Annual Meeting.

Vote Today

Cast your vote as soon as possible on each of the proposals listed below to ensure your shares are represented.

Proposal		More Information	Board Recommendation
1	Election of Directors	Page 12	FOR each Director Nominee
2	Advisory Vote to Approve Named Executive Officers’ Compensation	Page 23	FOR
3	Ratification of Independent Registered Public Accounting Firm	Page 47	FOR
4	Amendment to the ePlus inc. Charter	Page 49	FOR

Vote in Advance of the 2023 Annual Meeting

Even if you plan to attend the 2023 Annual Meeting in person, read this proxy statement with care and cast your vote as soon as possible, as described below. For shareholders of record, have your Notice or proxy card in hand and follow the instructions. If you hold your shares through a broker, bank, or other nominee, you will receive voting instructions from your broker, bank, or other nominee, including whether telephone or Internet voting options are available, and any voting deadline that may differ from the below.

•	Vote your shares online at www.investorvote.com/plus until 8:30 a.m. ET on September 14, 2023.
•	Vote your shares by toll-free telephone call by calling 1-800-652-VOTE (8683) until 8:30 a.m. ET on September 14, 2023.
•	Vote your shares by mail; mark, sign, and date your proxy card, and return it in the postage-paid envelope (must be received by 8:30 a.m. ET on September 14, 2023).

A proxy that is signed and dated, but which does not contain voting instructions, will be voted as recommended by our Board on each proposal.

Vote at the 2023 Annual Meeting

You may vote in person at the 2023 Annual Meeting, which will be held on September 14, 2023, at 8:30 a.m. ET at the Westin Washington Dulles Airport, 2520 Wasser Terrace, Herndon, Virginia, 20171.

If you hold your shares through a broker, bank, or other nominee and would like to vote in person at the 2023 Annual Meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

Quorum and Vote Requirements

The presence, in person or by proxy, of a majority of the voting power of the outstanding capital stock entitled to vote at the 2023 Annual Meeting is necessary to constitute a quorum at the 2023 Annual Meeting.

Shareholders’ votes will be tabulated by a representative of the Company’s Transfer Agent, Computershare. Shareholders who vote and/or attend the 2023 Annual Meeting by following the instructions in this proxy statement will be considered to be attending the 2023 Annual Meeting.

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not give instructions, whether the broker or other nominee can vote your shares depends on whether the proposal is considered “discretionary” or “non-discretionary”. If a proposal is discretionary, a broker or other entity holding shares for an owner in street name may vote on the proposal without voting instructions from the owner. If a proposal is non-discretionary, the broker or other nominee may vote on the proposal only if the owner has provided voting instructions. A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power for that item and has not received instructions from the beneficial owner. Proposal 3 is the only discretionary proposal; therefore, brokers or other nominees only have discretion to vote customers’ unvoted shares held by such firms in street name on Proposal 3.

Both abstentions and broker non-votes will be treated as shares present for purposes of determining the presence of a quorum at the 2023 Annual Meeting.

Proposal		Vote Required for Approval(1)	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	“FOR” votes of a plurality of the shares present in person or represented by proxy and entitled to vote	None; not counted as a “vote cast”	None; not counted as a “vote cast”
2	Advisory Vote to Approve Named Executive Officers’ Compensation	“FOR” votes of a majority of the shares present in person or represented by proxy and entitled to vote	Vote AGAINST	None; not counted as a “vote cast”
3	Ratification of Independent Registered Public Accounting Firm	“FOR” votes of a majority of the shares present in person or represented by proxy and entitled to vote	Vote AGAINST	Brokers and other nominees may vote;(2) Broker non-votes are not expected
4	Amendment to the ePlus inc. Charter	“FOR” votes of the holders of a majority of the outstanding shares entitled to vote	Vote AGAINST	Vote AGAINST

(1)   Assuming the presence of a quorum at the 2023 Annual Meeting.
(2)   If a broker or other nominee does not exercise this discretion, such broker non-votes will have no effect on the results of this vote.

CORPORATE GOVERNANCE

Our Board of Directors has adopted Corporate Governance Guidelines and Policies (the “Guidelines”) that provide a framework for effective corporate governance. The Guidelines outline our Board of Directors’ operating principles, and the composition and working processes of our Board and its committees. Our Nominating and Corporate Governance Committee periodically reviews our Guidelines and developments in corporate governance, and, if appropriate, recommends proposed changes for Board approval.

Our Guidelines and other corporate governance documents, including the Charter, bylaws, committee charters, and our Code of Conduct and Business Partner Code of Conduct, are all available on our website at https://www.eplus.com/investors/corporate-governance-legal.

Independence of Our Board of Directors

Under our Guidelines and Nasdaq’s listing standards, a majority of our Board members must be “independent.” The Board of Directors annually determines whether each of our directors is independent. In determining independence, the Board follows the independence criteria set forth in Nasdaq’s listing standards, and considers all relevant facts and circumstances.

Pursuant to Nasdaq’s independence criteria, a director is not “independent” if she or he has one or more of the relationships specifically enumerated in Nasdaq’s listing standards. In addition, the Board must affirmatively determine that a director does not have a relationship that, in the Board’s opinion, would interfere with that director’s exercise of independent judgment in carrying out the responsibilities of a director. The Board has affirmatively determined that Messrs. Bowen, Callies, Faulders, Hovde, Hunt, and Xiang, and Mses. Bergeron and Morrison, are “independent” under the applicable Nasdaq listing standards.

Leadership Structure of Our Board of Directors

The Board regularly reviews the effectiveness of the Company’s structure, and on at least an annual basis, examines what form of structure is in the best interest of our shareholders. The Board has determined that a structure with a separation of the Chairman and CEO roles will enable the Board to best carry out its roles and responsibilities on behalf of ePlus’ shareholders, and currently, C. Thomas Faulders serves as our Chairman. Additionally, the Board believes that this structure further supports the CEO focusing on operating and managing ePlus, while leveraging the Chairman’s experience and perspective.

The Board also regularly reviews its committee structure. Each of the Board’s standing committees—Audit, Compensation, and Nominating and Corporate Governance—are comprised entirely of independent directors, which further complements the Board’s oversight role.

Board Committees

Our Board has three standing committees: (1) Audit, (2) Compensation, and (3) Nominating and Corporate Governance. Each committee’s charter is available on our website at https://www.eplus.com/investors/corporate-governance-legal/committee-charters. Additional information about each committee is below.

Audit Committee
Chair:
Maureen F. Morrison

Other Committee Members:
John E. Callies, C. Thomas Faulders, Ben Xiang

Meetings Held in Fiscal Year 2023: 7

Independence:
Each Audit Committee member meets the audit committee independence requirements of Nasdaq and the rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) .

Qualifications:
Each member of the Audit Committee is financially literate, knowledgeable, and qualified to review financial statements.

In addition, the Board has determined that C. Thomas Faulders and Maureen F. Morrison meet the definition of an “audit committee financial expert” under the Exchange Act rules.

Primary Responsibilities:
Our Audit Committee is responsible for, among other things: (1) appointing, compensating, retaining, and overseeing the work of the independent auditor engaged to prepare or issue audit reports and perform other audit, review, or attest services for the Company; (2) discussing the annual audited financial statements with management and the Company’s independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”), and recommending to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K; (3) discussing the Company’s unaudited financial statements and related footnotes and the MD&A portion of the Company’s Form 10-Q for each interim quarter with management and the independent auditor; (4) overseeing the Company’s internal audit function; and (5) discussing the earnings press releases and financial information and earnings guidance, if any, provided to analysts and rating agencies with management and/or the independent auditor, as appropriate.

Compensation Committee
Chair:
John E. Callies

Other Committee Members:
Renée Bergeron, C. Thomas Faulders, Eric D. Hovde, Ira A. Hunt

Renée Bergeron’s service on the Compensation Committee began on November 8, 2022.

Ben Xiang also served on the Compensation Committee during the fiscal year ended March 31, 2023, until June 13, 2023.

Meetings Held in Fiscal Year 2023: 7

Independence:
Each member of the Compensation Committee meets the compensation committee independence requirements of Nasdaq and the Exchange Act rules, as well as the non-employee director requirements of Exchange Act Rule 16b-3, and the outside director requirements under the Internal Revenue Code (“IRC”) Section 162(m).

Primary Responsibilities:
Our Compensation Committee is responsible for, among other things: (1) reviewing and approving, and recommending for Board ratification (as relates to the CEO), the corporate goals and objectives applicable to the compensation of the Company’s CEO and other executive officers; (2) reviewing and approving and, if required by law, recommending for Board approval incentive compensation and equity-based plans, and, where appropriate or required, recommending such plans for shareholder approval; (3) reviewing the Company’s incentive compensation arrangements relating to executive officer compensation to determine whether they encourage excessive risk-taking, reviewing and discussing the relationship between risk management policies and practices related to executive compensation, and evaluating policies and practices that could mitigate any such risk; (4) reviewing and discussing with management the Compensation Discussion and Analysis (“CD&A”) and related executive compensation information, and recommending the same for inclusion in the Company’s proxy statement or Annual Report; (5) reviewing and recommending for Board approval the frequency with which the Company conducts Say on Pay votes, and approving proposals regarding the Say on Pay Vote; (6) directly responsible for the appointing, compensating, and overseeing of any work of any compensation consultant, legal counsel, or other advisor the Committee retains; (7) overseeing management’s development and succession planning and reviewing and discussing the same with the Board; and (8) reviewing and approving, and recommending for Board ratification, employment agreements and severance/change in control agreements for the Company’s executive officers.

Nominating and Corporate Governance Committee
Chair:
Ben Xiang (effective June 13, 2023)

Other Committee Members:
Renée Bergeron, Eric D. Hovde (chair until June 13, 2023), Ira A. Hunt, Maureen F. Morrison

 Renée Bergeron’s service on the Nominating and Corporate Governance Committee began on November 8, 2022.

 Ben Xiang’s service on the Nominating and Corporate Governance Committee began on June 13, 2023.

Meetings Held in Fiscal Year 2023: 4

Independence:
Each member of the Nominating and Corporate Governance Committee meets Nasdaq’s independence requirements.

Primary Responsibilities:
Our Nominating and Corporate Governance Committee is responsible for, among other things: (1) selecting and recommending nominees for director to the Board; (2) recommending committee composition to the Board; (3) overseeing the annual performance self-assessment of the Board and each of its committees; (4) reviewing and recommending compensation of non-employee directors to the Board; (5) reviewing our related person transaction policy, and any related person transactions; and (6) reviewing and assessing the adequacy of our corporate governance framework, including our Charter, Bylaws, and Corporate Governance Guidelines, and making recommendations to the Board as appropriate.

Board and Committee Meetings

Our directors are expected to attend meetings of the Board and applicable committees. During our fiscal year ended March 31, 2023, the Board held eight meetings. Each of our directors attended at least 95 percent of the meetings of the Board and the committees on which she or he served. Although we do not have a formal policy requiring directors to attend our Annual Meetings, we encourage their attendance. Seven of our then eight directors attended our September 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”).

Board of Directors’ Role in Risk Oversight

The Board oversees the Company’s enterprise risk management process. Management reviews the process with the Board on a periodic basis, including identifying key risks and steps taken to monitor or mitigate those risks. In addition, the Board’s standing committees—Audit, Compensation, and Nominating and Corporate Governance—assist the Board in discharging its oversight duties as described below. Accordingly, while each of the committees contributes to the risk management oversight function by assisting the Board in the manner outlined below, the Board itself remains responsible for overseeing the Company’s risk management program.

The Audit Committee discusses with management and/or the independent auditor and/or internal audit function, as appropriate, risks related to the Committee’s roles and responsibilities as described in its charter.

The Compensation Committee reviews risks related to the subject matters for which it is responsible, primarily our executive compensation program and incentive plans.

The Nominating and Corporate Governance Committee considers risks related to the subject matters for which it is responsible, primarily corporate governance matters and related person transactions.

Codes of Conduct

We are committed to behaving ethically. Our Code of Conduct, which applies to all our directors and employees, including our principal executive officer and principal financial and accounting officer, is available on our website at https://www.eplus.com/investors/corporate-governance-legal/code-of-conduct. If we make any substantive amendments to the Code of Conduct, or grant any waiver from a provision to our executive officers, it is our intention to disclose the nature of such amendment or waiver on our website if such disclosure is required by Exchange Act or Nasdaq rules.  Our employees are annually required to acknowledge our Code of Conduct. We also have a Business Partner Code of Conduct, which clarifies our expectations in the areas of business integrity, labor practices, health and safety, and environmental management. The Business Partner Code of Conduct complements our Code of Conduct, and is available on our website at https://www.eplus.com/investors/corporate-governance-legal/business-partner-code-of-conduct. We expect our suppliers, vendors, contractors and subcontractors, agents, and other providers of goods and services for ePlus-affiliated entities worldwide to follow our Business Partner Code of Conduct.

Hedging, Short Sales, and Pledging Policies

Our Insider Trading Policy applies to our directors and employees, as well as family trusts or similar entities controlled by or benefiting individuals subject to the Insider Trading Policy. The policy prohibits directors, officers, and employees who are Insiders (as defined in the policy) from hedging transactions involving Company securities, and it also prohibits transactions that establish downside price protection, including short sales, and buying or selling put options, call options, or other derivatives of Company securities. The policy prohibits Insiders from holding securities in a margin account or pledging securities as collateral, except in certain circumstances with pre-approval from our Insider Trading Compliance Officer.

Communications with the Board of Directors

Shareholders who desire to communicate with the Board or its committees may do so by writing to them at the Company’s headquarters at ePlus inc., 13595 Dulles Technology Drive, Herndon, Virginia 20171. Correspondence may be addressed to the collective Board, or to any of its individual members or committees. Any such communication is promptly distributed to the director(s) named therein unless such communication is considered, either presumptively or in the reasoned judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that do not relate to the Company, and unsolicited advertising, spam, or junk mail.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of five independent directors. No member of the Compensation Committee is a current or former officer or employee of the Company, or any of its subsidiaries. During the fiscal year ended March 31, 2023, no member of the Compensation Committee had a relationship that required disclosure under the SEC rules as a related person transaction. Also, during the fiscal year, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board, or the Company’s Compensation Committee.

Review, Approval, or Ratification of Transactions with Related Persons

The Board has adopted a written policy for approval of transactions between ePlus and its directors, director nominees, executive officers, greater than 5% beneficial owners of ePlus’ common stock, and each of their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single fiscal year, and the related person has or will have a direct or indirect material interest in the transaction. Under the policy, the company’s General Counsel gathers material facts and other information necessary to assess whether a proposed transaction would constitute a related person transaction.

If the General Counsel determines that the proposed transaction will be a related person transaction, she or he submits an assessment to the Nominating and Corporate Governance Committee. The policy directs that ePlus’ Nominating and Corporate Governance Committee reviews transactions subject to the policy and determines whether or not to approve or ratify those transactions, considering all relevant facts and circumstances reasonably available to it, which include:

•	the related person’s interest in the transaction;
•	the purpose of, and the potential benefits to the Company of, the proposed transaction;
•
the impact on a director’s independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer;

•	the approximate dollar value of the amount involved in the transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	the terms and conditions of the transaction;
•
whether the proposed transaction will be undertaken in the ordinary course of business of the Company and is on terms that are comparable to the terms available to an unrelated third party or to employees generally; and

•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Committee approves only those related person transactions that, under all of the circumstances, are fair to the Company, as the Committee determines in good faith, and may, in its sole discretion, impose such conditions as it deems appropriate on the Company or the related person in connection with approval of the related person transaction.

Transactions with Related Persons

Except for the transaction set forth below, there were no transactions since the beginning of the fiscal year beginning April 1, 2022, in which the Company was a party, the amount involved in the transaction exceeds $120,000, and in which any director, director nominee, executive officer, holder of more than 5% beneficial owners of ePlus’ common stock, or immediate family member of any of the foregoing individuals had or will have a direct or indirect material interest.

Mr. Marron’s daughter is a non-executive employee of a subsidiary of the Company who began her employment in June 2023. Her annual compensation is expected to include a base salary and bonus combined in excess of $120,000, as well as standard employee benefits consistent with the total compensation provided to other employees of the same level with similar responsibilities.

As described above, all related person transactions are prohibited unless approved or ratified by the Nominating and Corporate Governance Committee, or, in certain circumstances, the Chair of the Nominating and Corporate Governance Committee. To the extent required by our Related Person Transactions Policy, the above matter was approved by the Nominating and Corporate Governance Committee in accordance with such Policy.

No Shareholder Rights Plan

The Company does not maintain a shareholder rights plan (commonly referred to as a “poison pill”).

PROPOSAL 1 – Election of Directors

Adopting the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated each of its current directors—Mses. Bergeron and Morrison, and Messrs. Bowen, Callies, Faulders, Hovde, Hunt, Marron and Xiang—to be elected to serve until the 2024 Annual Meeting of Shareholders, or until their successors are duly elected and qualified. Biographical information as of July 21, 2023, for each nominee is provided herein.

Each of the nominees has agreed to be named in this proxy statement and serve if elected, and we know of no reason why any of the nominees would be unable to serve. If, however, any nominee is unable or declines to serve as a director, or if a vacancy occurs before the election (such events are not anticipated), the proxy holders will vote for the election of such other person or persons as the Board nominates.

Each of the nine nominees for director will be elected by a plurality of the shares present in person or by proxy at the 2023 Annual Meeting and entitled to vote on the election of directors, subject to the Company’s director resignation policy should any director not receive a majority of the votes cast. Withheld votes and broker non-votes will have no effect on the vote for this proposal.

Director Nomination Process

The Board of Directors is responsible for determining the appropriate number of Board members, nominating individuals for election to the Board, and filling vacancies on the Board that may occur between annual meetings of shareholders. The Nominating and Corporate Governance Committee is responsible for identifying and screening potential candidates, and recommending qualified candidates to the Board for nomination. Third-party search firms may be retained to identify individuals that meet the Nominating and Corporate Governance Committee’s criteria; however, during the fiscal year ended March 31, 2023, no third-party search firms were used. The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders in the same manner in which it evaluates candidates it identifies, if such recommendations are properly submitted to the Company. Shareholders wishing to recommend nominees for election to the Board should submit their recommendations in writing by mail to our Corporate Secretary, at ePlus inc., 13595 Dulles Technology Drive, Herndon, Virginia 20171.

Director Qualifications

In selecting director candidates, the Nominating and Corporate Governance Committee and the Board of Directors consider the individual candidates’ qualifications and skills, as well as the Board’s composition as a whole. Under our Guidelines, the Nominating and Corporate Governance Committee and the Board consider the following attributes for each candidate, among other qualifications deemed appropriate, when considering the suitability of candidates for nomination as director:

•	Unquestioned personal ethics and integrity;
•	Specific skills and experience that align with ePlus’ strategic direction and operational initiatives, and complements the Board’s overall composition;
•	Multiple dimensions of diversity, including with respect to race, ethnicity and gender, to strengthen and increase the diversity, breadth of skills and qualifications of the Board;
•	Core business competencies of high achievement and a record of success;
•	Financial literacy, exposure to best practices, and track-record of making good business decisions;
•	Interpersonal skills that maximize group dynamics; and
•	Enthusiasm about ePlus and sufficient time to become fully engaged.

In considering multiple dimensions of diversity, ePlus’ Nominating and Corporate Governance Committee’s practice is to include diverse candidates for consideration. Our board includes two women and one director of racial diversity, resulting in membership diversity of 33% serving on our Board. Because we use a holistic approach to evaluate all aspects of candidates’ qualifications, we do not set arbitrary numerical goals or timelines. We are committed, however, to ensuring our candidate slates reflect our desire to further diversify our Board in service of our shareholders. Key skills held by our directors include finance, risk oversight, cybersecurity, sales and marketing, leasing/financing, mergers and acquisitions, technology, and international business experience, as further highlighted in our directors’ biographies below.

Board Composition

2023 Nominees for Election to the Board of Directors

The below graphics provide information regarding members of our Board, including certain types of attributes, qualifications and expertise possessed by one or more of our directors that our Board believes are relevant to our business. The graphics do not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that our Board does not possess it. In addition, the absence of a particular knowledge, skill, experience or attribute with respect to any of our directors does not mean the director in question has no relevant experience or is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill, experience, and attribute listed may vary among the members of the Board, and the knowledge, skills, experiences, and attributes listed below are not in any order of priority or preference.

The following biographies describe the director nominees’ business experience, including their specific experiences and qualifications that, collectively, strengthen the Board’s qualifications, skills, and experience.

The Board expects that each of the nominees will be available for election as a director and, if elected, will serve for a term expiring at the 2024 Annual Meeting of Shareholders, and until their successors have been duly elected and qualified.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE FOLLOWING NOMINEES FOR ELECTION AS DIRECTORS:

Renée Bergeron Independent Director Age 60	Director of ePlus since 2022 Committees: Compensation Nominating and Corporate Governance Other Public Company Directorships: None

Ms. Bergeron is Chief Operating Officer of AppDirect, where she provides leadership and strategic vision, and oversees customer operations, technical support, and customer success on a global basis. She joined AppDirect, one of the leading B2B commerce platforms for selling, buying, and managing recurring technology services, in March 2020. From 2010 until 2020, Ms. Bergeron held roles at Ingram Micro, a global leader in technology and supply chain services, most recently as Senior Vice President Global Cloud. Since March 2020 she has also been a board member of FLO EV Charging, a premier manufacturer and network operator of electric vehicle charging solutions. Ms. Bergeron has a Master of Business Administration from McGill University, and a Bachelor’s degree in Information Technology from Université de Sherbrooke.

The Board believes that, as a proven industry leader with significant experience across many of ePlus’ strategic focus areas, such as security, cloud and services, Ms. Bergeron brings a strong knowledge base that will help ePlus be the most customer-centric, service-driven partner of choice.

Bruce M. Bowen Independent Director Age 71	Director of ePlus since 1990 Committees: None Other Public Company Directorships: None

Mr. Bowen founded our company in 1990 and served as our President until September 1996. Beginning in September 1996 until March 2014, Mr. Bowen served as our Executive Vice President and from September 1996 to June 1997 also served as our Chief Financial Officer. In March 2014, Mr. Bowen stepped down as Executive Vice President, and retired as an employee of the company in May 2018 though he continues to serve on the Board.

Prior to founding the Company, he served as Senior Vice President of PacifiCorp Capital, Inc., which was an equipment leasing company. In the past, he has also served as Chairman of the Association for Government Leasing and Finance as well as various committees of the Equipment Leasing and Finance Association, which gave him a broad understanding of issues affecting our industry. During his leasing career, Mr. Bowen participated in equipment lease financing transactions in excess of an aggregate of $3 billion, involving many major vendors as well as government contractors. Mr. Bowen has a degree in finance from the University of Maryland as well as a Master of Business Administration in Finance from the University of Maryland.

Mr. Bowen’s experience in the leasing industry brings to the Board depth and breadth of knowledge relating to finance and funding. He also has a thorough knowledge of sales and operations activities and in a multitude of industry-specific areas.

John E. Callies Independent Director Age 69	Director of ePlus since 2010 Committees: Audit Compensation (Chair) Other Public Company Directorships: None

Mr. Callies has been a Senior Advisor to McKinsey and Company since 2011. Previously, he was employed by IBM in various capacities for 34 years. Mr. Callies served as General Manager of IBM Global Financing from 2004 until his retirement in June 2010. With operations in 55 countries supporting 125,000 clients, Mr. Callies led the world’s largest information technology financing and asset management organization and was responsible for business direction and management of a portfolio of nearly $35 billion in total assets. Mr. Callies has a degree in economics from Lehigh University.

The Board believes that Mr. Callies’ knowledge of our business, including the leasing sector, along with his sales, operational and strategic experience bring value to the Board. He additionally has international experience and qualifies as an audit committee financial expert within the meaning of SEC regulations.

C. Thomas Faulders, III Independent Director and Chairman Age 73	Director of ePlus since 1998 Committees: Audit Compensation Other Public Company Directorships: None

Mr. Faulders was the President and Chief Executive Officer of the University of Virginia Alumni Association from 2006 to 2017. Prior to that, Mr. Faulders served as the Chairman and Chief Executive Officer of LCC International, Inc. from 1999 to 2005 and as Chairman of Telesciences, Inc., an information services company, from 1998 to 1999. From 1995 to 1998, Mr. Faulders was Executive Vice President, Treasurer, and Chief Financial Officer of BDM International, Inc., a prominent systems integration company. Mr. Faulders also served as the Vice President and Chief Financial Officer of COMSAT Corporation, an international satellite communication company, from 1992 to 1995. He led mergers and acquisitions efforts in several roles, including at MCI, Inc., Comsat, BDM International Inc., and LCC International, Inc., all of which were publicly traded companies during his tenure. He has served on numerous boards in the past and has held roles as chairs of compensation, audit, and governance committees. He is a graduate of the University of Virginia and received a Master of Business Administration from the Wharton School of the University of Pennsylvania.

The Board believes Mr. Faulders’ extensive executive and financial experience in the telecommunications and hightech sectors, together with his experience as Chief Executive Officer and Chief Financial Officer of a public company and his leasing and M&A experience, enables him to provide considerable financial expertise, business management and operational knowledge, insight and guidance to the Board. He additionally has international experience and qualifies as an audit committee financial expert within the meaning of SEC regulations.

Eric D. Hovde Independent Director Age 59	Director of ePlus since 2006 Committees: Compensation Nominating and Corporate Governance Other Public Company Directorships: None

Mr. Hovde is an entrepreneur who has established and managed numerous business enterprises. Mr. Hovde is currently the Chairman and Chief Executive Officer of H Bancorp LLC, a private bank holding company, and has served in such role since 2014. He has served as a director on numerous bank boards throughout his career and has served on the board of H Bancorp’s largest holding, Sunwest Bank, since 1998, where he is also the Chief Executive Officer and has served in such role since 2015. Additionally, Mr. Hovde serves as the Chief Executive Officer and co-owner of Hovde Properties, LLC, a real estate development company, located in Madison, Wisconsin. Mr. Hovde oversees the management of the company and all large development properties.

Formerly, Mr. Hovde founded and managed Hovde Financial, an investment banking company focused on the financial services industry, and Hovde Capital, an asset management company that managed capital for institutional clients, family offices, and high net worth individuals. Throughout his career, he has also purchased numerous banks and savings banks throughout the United States and has served on the board of over a dozen banking companies.

Charity is a primary principle in the Hovde family and related businesses. Mr. Hovde and his brother, Steven, created and funded The Hovde Foundation in 1998. The foundation focuses on several charitable organizations throughout the United States and worldwide. Principally, The Hovde Foundation’s focus is on assisting disadvantaged children. In this regard, Mr. Hovde founded Hovde Homes, which provides shelter, care, education, and love to vulnerable children that were abandoned on the street or trafficked.

Mr. Hovde earned his degrees in Economics and International Relations at the University of Wisconsin – Madison.

The Board believes that Mr. Hovde’s expertise in the financial services industry, investment management areas and business operations, as well as his experience on other company boards and with mergers and acquisitions, bring valuable insight to the Board. His deep understanding of the merger and acquisition landscape and his ability to assess synergies and growth opportunities have been instrumental in enhancing shareholder value. He has played a pivotal role in identifying potential targets, conducting due diligence, negotiating transactions, and overseeing integration efforts.

Ira A. Hunt, III Independent Director Age 67	Director of ePlus since 2014 Committees: Compensation Nominating and Corporate Governance Other Public Company Directorships: None

Mr. Hunt retired from the Central Intelligence Agency in 2013 as its Chief Technology Officer after a 28-year career in intelligence. Since his retirement, he has returned to private consulting practice as President and CEO of Hunt Technology, LLC, which he founded. Hunt Technology, LLC focuses on strategic IT planning, cyber and data-centric security, big data analytics, and cloud computing. From July 2016 through October 2020, he served as Managing Director and Cyber Lead for Accenture Federal Services in Arlington, Virginia, and he has also served as Chief Architect for Bridgewater Associates, the world’s largest hedge fund. He currently serves on the Board of Directors for Mission Link, a non-profit organization, and on the Board of Advisors for Vaga Ventures and LookingGlass. He holds a Bachelor degree in Engineering and Master of Engineering in Civil/Structural Engineering from Vanderbilt University.

The Board believes that Mr. Hunt’s extensive knowledge of the technology industry, including strategic IT planning, cyber and data-centric security, big data analytics, cloud computing, and IT architecture and environment, bring valuable industry expertise to the Board.

Mark P. Marron Director, CEO and President Age 62	Director of ePlus since 2018 Committees: None Other Public Company Directorships: None

Mr. Marron became the CEO and President of ePlus inc. on August 1, 2016, and was appointed to the Board on November 14, 2018. He oversees all corporate strategy for global operations, leading with an emphasis on our greatest asset: our people. He began his career at ePlus in 2005 as Senior Vice President of Sales and became COO in 2010. A 30+ year industry veteran, he was formerly with NetIQ where he held the position of Senior Vice President of Worldwide Sales and Services. Prior to joining NetIQ, Mr. Marron served as General Manager of Worldwide Channel Sales for Computer Associates International Inc., a provider of software and services that enables organizations to manage their IT environments. Through his time with both NetIQ and Computer Associates International Inc., Mr. Marron gained extensive international experience, throughout North America, Europe, the Middle East, and Africa and holds a Bachelor of Science degree in Computer Science from Montclair State University.

The Board has determined that Mr. Marron’s role as CEO provides the Board with access to an experienced executive with a thorough understanding of our business and extensive experience in leading sales teams, international sales, and mergers and acquisitions.

Maureen F. Morrison Independent Director Age 69	Director of ePlus since 2018 Committees: Audit (Chair) Nominating and Corporate Governance Other Public Company Directorships: Asbury Automotive Group Inc. (NYSE: ABG)

Maureen F. Morrison joined the ePlus Board of Directors in June 2018. She is a highly accomplished senior executive leader who retired in 2015 from a career as an audit partner at PricewaterhouseCoopers, LLP (“PwC”). At PwC, Ms. Morrison worked with prominent private equity backed entities and multibillion-dollar global technology corporations. She has diversified experience in software, IT-enabled solutions and consulting, hardware, and manufacturing. As a highly respected financial and accounting professional, Ms. Morrison has extensive experience in corporate boardrooms advising Audit Committees of midcap public companies, private equity-backed entities, and Fortune 500 companies.

Ms. Morrison currently is a member of one other publicly traded board of directors: Asbury Automotive Group, where she is the Chair of the Audit Committee and a member of the Compensation and Human Resources Committee and Capital Allocation & Risk Management Committee. She holds a Bachelor of Arts in Business Administration with a concentration in Accounting from Rutgers University.

The Board has determined that as a result of her broad experience with complex accounting, financial and risk related issues, as well as her experience on public company boards, Ms. Morrison is well-qualified to assist in the auditor oversight function as an Audit Committee member and brings value as a member of the Board. She also qualifies as an audit committee financial expert within the meaning of SEC regulations.

Ben Xiang Independent Director Age 38	Director of ePlus since 2019 Committees: Audit Nominating and Corporate Governance (Chair) Other Public Company Directorships: None

Mr. Xiang currently serves as Senior Vice President, Corporate Development and Strategy at Veritone, an Enterprise AI company. Mr. Xiang joined Veritone in February 2021. Along with leading Veritone’s corporate development and venture activities, Mr. Xiang drives strategy and growth. Prior to that, Mr. Xiang served as interim Chief Information Officer of Sunwest Bank from August 2019 to December 2019. Beginning in 2015 and through the present, he serves in a consulting role through Crescent Group, where his contributions include advising start-ups and established companies in digital transformation and growth. From 2012 through 2019, Mr. Xiang held multiple roles with Ingram Micro, the world’s largest IT distributor, as Ingram’s global executive for the Internet of Things, Artificial Intelligence, and Mixed-Reality business as well as roles in strategy and corporate development. He has extensive experience in cross-border M&A, post-merger integrations, and business operations. Prior to joining Ingram, Mr. Xiang was Managing Director of Fortress Consulting, a management consulting firm supporting Fortune 500 companies in the US, Europe, and China. In 2009, he joined the CITIC Group as Director focusing on investments in technology and media. Prior to that, Mr. Xiang worked for Sony BMG in the areas of digital strategy and transformation. Mr. Xiang has extensive experience throughout Asia Pacific and North America and holds a degree in Finance and Management from the Wharton School at the University of Pennsylvania. Since April 2015, Mr. Xiang has also served on the board of directors of Sunwest Bank.

The Board believes that Mr. Xiang’s expertise of go-to-market within the IT channel, knowledge of the technology industry, emerging technology vendors and international M&A experience bring value to the Board.

DIRECTOR COMPENSATION

The below table sets forth the compensation for the members of the Board for the fiscal year ended March 31, 2023.

Mr. Marron did not receive any additional compensation for his service as a director during our fiscal year ended March 31, 2023. Mr. Marron’s compensation is reported under “Executive Compensation” herein.

The Board’s general policy is that compensation for the non-employee directors should be a mix of cash and equity-based compensation. Directors also have the ability to elect to receive their compensation entirely in equity. During our fiscal year ended March 31, 2023, each non-employee director received an annual cash retainer of $86,250 (on a pro rata basis for Ms. Bergeron based on her nomination during fiscal year 2022), reflecting four quarterly payments of $21,562.50, or, alternatively, at the director’s election, the same amount in stock in lieu of cash, rounded down to avoid a fractional share. Stock that directors receive in lieu of cash is not subject to forfeiture or a vesting period. In September 2022, each non-employee director also received $83,413.80 in restricted stock (except for Ms. Bergeron, who received $81,182 in restricted stock upon her appointment to the board on October 13, 2022, representing a pro rata amount), which is equal to the amount of cash compensation earned by directors during the prior fiscal year, as more fully set forth in our 2017 Non-Employee Director Long-Term Incentive Plan (“2017 Director LTIP”). This number of shares of restricted stock granted is rounded down to avoid a fractional share award, and vests in equal installments on the first- and second-year anniversaries of the grant. Our Board’s Chairman, Mr. Faulders, also receives an additional annual cash compensation of $50,000, which is paid quarterly in equal amounts of $12,500.

Directors are also reimbursed for out-of-pocket expenses incurred to attend Board and committee meetings and the Annual Meeting.

2023 Director Compensation Table

The tables below show compensation for all directors except for Mr. Marron, whose compensation is in the Summary Compensation Table.
Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)(3)	Option Awards	All Other Compensation	Total
Renée Bergeron	$40,313	$81,182	$-	$-	$121,495
Bruce M. Bowen	$86,250	$83,414	$-	$-	$169,664
John E. Callies	$86,250	$83,414	$-	$-	$169,664
C. Thomas Faulders, III	$136,250	$83,414	$-	$-	$219,664
Eric D. Hovde	$86,250	$83,414	$-	$-	$169,664
Ira A. Hunt, III	$86,250	$83,414	$-	$-	$169,664
Maureen F. Morrison	$86,250	$83,414	$-	$-	$169,664
Ben Xiang	$86,250	$83,414	$-	$-	$169,664

(1)
The above table reflects fees earned during the fiscal year 2023. Pursuant to our 2017 Director LTIP, directors may make a stock fee election, through which they receive shares of stock in lieu of cash compensation. The stock fee elections are made on a calendar year basis, and the stock grant is made on the first business day after the end of each quarter of board service. The number of shares received is determined by dividing the cash compensation earned quarterly by directors ($21,562.50 during our fiscal year ended March 31, 2023)  by the Fair Market Value of a share of common stock, as defined in the 2017 Director LTIP, and rounding down to avoid the issuance of a fractional share.

Messrs. Bowen and Hovde each received stock instead of cash throughout the fiscal year. This stock is not subject to forfeiture or a vesting period. The amount of stock granted for each quarter to Messrs. Bowen and Hovde is shown below:

Board Service Time	Number of Shares Granted
April 1, 2022 - June 30, 2022	408
July 1, 2022 - September 30, 2022	507
October 1, 2022 - December 31, 2022	481
January 1, 2023 - March 31, 2023	431

(2)
The values in this column represent the aggregate grant date fair market values of the fiscal year 2023 restricted stock awards, computed in accordance with Codification Topic Compensation—Stock Compensation.

(3)
The table below reflects the aggregate number of unvested restricted stock shares outstanding as of March 31, 2023, for each director except Mr. Marron, whose compensation is in the Summary Compensation Table.

Name	Unvested Restricted Shares
Renée Bergeron	1,874
Bruce M. Bowen	2,840
John E. Callies	2,840
C. Thomas Faulders, III	2,840
Eric D. Hovde	2,840
Ira A. Hunt, III	2,840
Maureen F. Morrison	2,840
Ben Xiang	2,840

Stock Ownership Guidelines

The Board believes that to align the interests of our non-employee directors more closely with the interests of the Company’s other shareholders, each non-employee director should maintain a minimum level of ownership in the Company’s common stock. Our Nominating and Corporate Governance Committee regularly reviews the stock ownership guidelines, and compliance therewith. Pursuant to the stock ownership guidelines, which are part of our Corporate Governance Guidelines, non-employee directors are expected to reach a multiple of three times their annual cash board retainer fee within four years of joining the Board. During the fiscal year ended March 31, 2023, all directors met this requirement or were within the four-year phase-in period for meeting the ownership guidelines.

STOCK OWNERSHIP

Ownership of our Common Stock

The following tables show information regarding the beneficial ownership of our common stock by:

•	each member of our Board of Directors, each director nominee, and each of our named executive officers (“NEO”);
•	all members of our Board and our executive officers as a group; and
•	each person or group who is known by us to own beneficially more than 5% of our common stock.

Beneficial ownership of shares is determined under the SEC’s rules and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of restricted stock that have not vested as of our Record Date are deemed outstanding and beneficially owned by the person and any group of which that person is a member because such holder has voting rights with respect to those shares. Except as footnoted below, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the following table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The percentages of beneficial ownership were calculated on the basis of 26,940,564 shares of common stock outstanding which includes 314,519 unvested restricted shares, which have voting rights, as of our Record Date.

Directors and Executive Officers

Share ownership is shown as of our Record Date of July 21, 2023.

Name (1)	Aggregate Number of Beneficial Shares	Percent of Outstanding Shares	Additional Information (2)
Renée Bergeron	1,874	*	Includes 1,874 shares of restricted stock that have not vested as of July 21, 2023.
Bruce M. Bowen	36,235	*
Includes 13,200 shares of common stock held by Bowen Holdings LLC, a Virginia limited liability company, which is owned by Mr. Bowen and his three adult children, of which Mr. Bowen serves as manager. Also includes (a) 2,084 shares held by the Elizabeth Dederich Bowen Trust in which Mr. Bowen's spouse serves as trustee, (b) 17,727 shares held by the Bruce Montague Bowen Trust in which Mr. Bowen serves as trustee, and (c) 2,840 shares of restricted stock that have not vested as of July 21, 2023.

John E. Callies	20,448	*	Includes 2,840 shares of restricted stock that have not vested as of July 21, 2023.
C. Thomas Faulders, III	44,988	*	Includes 2,840 shares of restricted stock that have not vested as of July 21, 2023.
Eric D. Hovde	86,599	*
Includes 2,840 shares of restricted stock that have not vested as of July 21, 2023. Mr. Hovde is the managing member of Hovde Capital, Ltd., the general partner to Financial Institution Partners III LP, which owns 20,396 shares. Mr. Hovde is a trustee of The Eric D. and Steven D. Hovde Foundation, which owns 10,000 shares.

Ira A. Hunt, III	23,908	*	Includes 2,840 shares of restricted stock that have not vested as of July 21, 2023.
Maureen F. Morrison	9,940	*	Includes 2,840 shares of restricted stock that have not vested as of July 21, 2023.
Ben Xiang	8,268	*	Includes 2,840 shares of restricted stock that have not vested as of July 21, 2023.
Mark P. Marron	195,330	*
Includes (a) 78,874 shares of restricted stock that have not vested as of July 21, 2023, (b) 112,227 shares held in a revocable trust in which Mr. Marron serves as trustee, and (c) 4,229 shares held in trust for Mr. Marron's dependent child.

Elaine D. Marion	117,781	*
Includes (a) 69,155 shares held in a revocable trust in which Ms. Marion serves as trustee, (b) 48,202 shares of restricted stock that have not vested as of July 21, 2023, and (c) 424 shares held in an IRA.

Darren S. Raiguel	104,767	*	Includes (a) 56,434 shares held in a revocable trust in which Mr. Raiguel serves as trustee, and (b) 48,202 shares of restricted stock that have not vested as of July 21, 2023.
All directors and executive officers as a group (11 persons)	650,138	2.41%

*	Less than 1%

(1)
The business address of Mses. Bergeron, Marion and Morrison, and Messrs. Bowen, Callies, Faulders, Hovde, Hunt, Marron, Raiguel, and Xiang is ePlus inc., 13595 Dulles Technology Drive, Herndon, Virginia 20171.

(2)	Nonvested restricted shares included herein are considered beneficially owned since the owner thereof has the right to vote such shares.

Principal Shareholders

The share ownership is shown as of the date disclosed in the Additional Information column, and percentages are calculated assuming continued beneficial ownership at our Record Date of July 21, 2023.

Name of Beneficial Owner	Aggregate Number of Beneficial Shares	Percent of Outstanding Shares	Additional Information
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	4,732,927	17.57%
BlackRock, Inc. reported that as of December 31, 2022 it had sole voting power over 4,632,230 shares and sole dispositive power over 4,732,927 shares. This information is based on a Schedule 13G/A filed with the SEC on January 26, 2023. BlackRock indicates in its Schedule 13G/A that one entity, iShares Core S&P Small-Cap ETF, has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, or has an interest in the common stock of, more than five percent of ePlus' total outstanding common stock.

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	2,111,123	7.84%
The Vanguard Group reported that as of December 30, 2022 it had shared voting power over 38,325 shares and sole and shared dispositive power over 2,049,488 and 61,635 shares, respectively. The information is based on a Schedule 13G/A filed with the SEC on February 9, 2023.

River Road Asset Management, LLC 462 S. 4th Street, Suite 2000 Louisville, KY 40202	1,900,459	7.05%
River Road Asset Management, LLC reported that as of December 31, 2022 it had sole voting power over 1,860,523 shares and sole dispositive power over 1,900,459 shares. This information is based on a Schedule 13G filed with the SEC on February 8, 2023.

Geneva Capital Management LLC 411 E Wisconsin Avenue, Suite 2320 Milwaukee, WI 53202	1,544,898	5.73%
Geneva Capital Management LLC reported that as of December 31, 2022 it had shared voting power over 1,521,323 shares and shared dispositive power over 1,544,898 shares. This information is based on a Schedule 13G filed with the SEC on February 10, 2023.

Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	1,485,138	5.51%
Dimensional Fund Advisors LP ("DFA") reported that as of December 30, 2022 it had sole voting power over 1,462,983 shares and sole dispositive power over 1,485,138 shares. This information is based on a Schedule 13G/A filed with the SEC on February 10, 2023. DFA is an investment adviser registered under Section 203 of the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such companies, trusts and accounts, collectively referred to as the "Funds").  In certain cases subsidiaries of DFA may act as an adviser or sub-adviser to certain Funds.  In its role as investment advisor, sub-adviser and/or manager, DFA or its subsidiaires (collectively, "Dimensional") may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds.  However, all securities reported in the Schedule 13G/A are owned by the Funds, and Dimensional disclaims beneficial ownership of such securities.

EXECUTIVE OFFICERS

The following biographies describe the business experience of each of the Company’s executive officers as of March 31, 2023, except for Mark P. Marron, who is discussed under the heading “2023 Nominees for Election to the Board of Directors.”

Elaine D. Marion, Age 55 Chief Financial Officer	Officer of ePlus since 2008

Ms. Marion joined us in 1998 and became our CFO on September 1, 2008. From 2004 to 2008, Ms. Marion served as our Vice President of Accounting. Prior to that, she was the Controller of ePlus Technology, inc., a subsidiary of ePlus, from 1998 to 2004. Before joining ePlus, Ms. Marion was General Manager of Bristow Development Corporation. Ms. Marion is a board member of the Executive Advisory Board of the College of Business at the University of Mary Washington, and chair of the George Mason University School of Business Dean’s Advisory Council. Ms. Marion is a graduate of George Mason University, where she earned a Bachelor of Science degree in Business Administration with a concentration in Accounting.

Darren S. Raiguel, Age 52 Chief Operating Officer	Officer of ePlus since 2018

Darren Raiguel joined us in 1997 and served in various sales and management roles until his promotion in April 2011 to Senior Vice President of SLED (state, local and education) and northeast commercial sales. From November 2014 to May 2018, Mr. Raiguel served as our Executive Vice President of Technology Sales of ePlus Technology, inc., a subsidiary of ePlus, and he became Chief Operating Officer of the Company and President of ePlus Technology, inc. on May 7, 2018. Before joining ePlus, Mr. Raiguel worked for Computerware, later acquired by Elcom International, from 1992 to 1997. Mr. Raiguel is a graduate of Temple University, where he earned a Bachelor of Business Administration degree, with dual majors in Marketing and Finance. Mr. Raiguel has participated in numerous industry organizations, councils, and advisory boards throughout his career.

Each of our executive officers is chosen by the Board and holds his or her office until his or her successor shall have been duly chosen and qualified, or until his or her death, resignation, or removal by the Board.

EXECUTIVE COMPENSATION

PROPOSAL 2 – Advisory Vote to Approve Named Executive Officer Compensation

Shareholders may cast an advisory vote to approve NEO compensation as disclosed in this proxy statement pursuant to Section 14A of the Exchange Act (commonly referred to as a “say-on-pay” vote). This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and practices relating to our NEOs. Although the vote is non-binding, we value feedback from our shareholders on compensation and other important matters, and we expect to hold this vote on an annual basis for the foreseeable future. The Board of Directors and the Compensation Committee will consider the voting results when making future compensation decisions. At our 2022 Annual Meeting, approximately 98% of the votes cast by our shareholders approved the compensation in the 2022 proxy statement for our NEOs.

In deciding how to vote on this proposal, we encourage you to review the CD&A and 2023 Executive Compensation sections of this proxy statement for a detailed description of our executive compensation program. As described in the CD&A, the Compensation Committee has designed our compensation program with the objective of rewarding achievement of specific goals that align the interests of management with the interests of our shareholders.

We are asking our shareholders to indicate their support for our NEOs’ compensation as described in this proxy statement by voting “FOR” the following resolution at our 2023 Annual Meeting:

“RESOLVED, that the shareholders of ePlus approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the Company’s proxy statement for the 2023 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the CD&A, the Summary Compensation Table, and the other related compensation tables and narrative disclosure.”

The affirmative vote of the holders of a majority of the shares entitled to vote on the proposal, present in person or represented by proxy at the meeting, is required to approve Proposal 2. Abstentions will have the same effect as voting “AGAINST” this proposal, and broker non-votes will have no effect on the vote for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL
ON AN ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
AS DISCLOSED IN THE CD&A, THE SUMMARY COMPENSATION TABLE,
AND OTHER RELATED DISCLOSURE AND TABLES IN THIS PROXY STATEMENT

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be (i) soliciting material, (ii) filed with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act, or (iv) subject to the liabilities of Section 18 of the Exchange Act. Further, this report shall not be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation of this proxy statement by reference, except to the extent the Company specifically incorporates this report by reference into such filing.

The Compensation Committee has reviewed the CD&A contained in this proxy statement and discussed the CD&A with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the CD&A, as it appears below, be included in this proxy statement and incorporated by reference into the Company’s 2023 Annual Report.

Submitted by the Compensation Committee

John E. Callies, Chair
Renée Bergeron
C. Thomas Faulders, III
Eric D. Hovde
Ira A. Hunt, III

COMPENSATION DISCUSSION AND ANALYSIS

This CD&A provides an overview of our executive compensation program for our fiscal year 2023, and our executive compensation philosophies and objectives. This CD&A reviews compensation for our three NEOs: our CEO, CFO, and COO.

Our NEOs for the fiscal year ended March 31, 2023, were:

Name	Title
Mark P. Marron	Chief Executive Officer and President
Elaine D. Marion	Chief Financial Officer
Darren S. Raiguel	Chief Operating Officer

This CD&A is divided into three sections:

Overview	• Fiscal Year 2023 Financial Highlights • Our Executive Compensation Program • Our Executive Compensation Practices • 2022 Say-On-Pay and Say-On-Frequency Votes • Long-Term Cash Incentive Compensation
What We Pay and Why	• Fiscal Year 2023 Executive Compensation Decisions • Base Salary • Annual Cash Incentive Awards • Long-Term Incentive Program • Other Elements of Our Fiscal Year 2023 Executive Compensation Program
How We Make Executive Compensation Decisions
•          Role of the Board and Compensation Committee, and our Executive Officers
•          Guidance from the Compensation Committee’s Independent Compensation Consultant
•          Comparison Peer Groups
•          Alignment of Senior Management Team to Drive Performance

OVERVIEW

Financial Highlights

Fiscal Year 2023 Highlights

•	Net sales increased 13.5% from the prior year to $2,067.7 million
•	Services revenue increased 9.9% to $264.4 million
•	Consolidated gross profit increased 12.3% to $517.5 million
•	Consolidated operating income increased 12.8% to $166.2 million
•	Net earnings increased 13.0% to $119.4 million
•	Diluted earnings per share increased 14.0% to $4.48

Past Five Years Highlights
Over the past five years from fiscal year 2019 to fiscal year 2023, our financial performance has been strong.

•	Net sales grew at a compound annual growth rate ("CAGR") of 11%.
•	Services revenue grew at a CAGR of 15%.
•	Gross profit grew at a CAGR of 12%.
•	Consolidated operating income increased at a CAGR of 20%.

•	Net earnings grew at a CAGR of 17%.
•	Diluted earnings per share increased at a CAGR of 18%.

Share Repurchases
Over the past five fiscal years, we have returned over $60 million to shareholders in the form of stock repurchases.

Cash Returned to Shareholders
($ millions)
$20.0
$16.0
$12.0
$8.0
$4.0
$0.0
$18.0
$14.4
$6.9
$13.6
$7.3
FY2019
FY2020
FY2021
FY2022
FY2023

Our Executive Compensation Program

The Company’s goal for its executive compensation (as well as its non-executive compensation) program is to attract, motivate, and retain a talented, entrepreneurial, ethical, and creative executive team who will provide leadership for the Company’s success in dynamic and competitive markets, while remaining attuned to the risks facing the Company. The Company seeks to accomplish this goal in a way that rewards performance, is aligned with its business strategy, and maximizes shareholders’ long-term interests. The Company’s executive compensation program is also intended to promote and maintain stability within the executive team by issuing restricted stock with multi-year vesting terms. The table below summarizes the components of our fiscal year 2023 executive compensation.

Pay Element
	Salary	Annual Cash Incentive	Long-Term Cash Incentive	Restricted Stock
Who Receives	All NEOs	All NEOs	All NEOs	All NEOs
When Granted	Annually	Annually	Annually	Annually
Form of Delivery	Cash	Cash	Cash	Equity
Performance Type	Short-Term Fixed	Short-Term Variable	Long-Term Variable	Long-Term Fixed
Performance Period	1 Year	1 Year	3 Years	Vesting Annually over 3 years
How Payout Determined	Amount Set by Compensation Committee	Formula Determined by Compensation Committee	Formula Determined by Compensation Committee	Amount Determined by Compensation Committee
Performance Measures	Individual	Consolidated Net Sales; Financing Segment Operating Income; Earnings Before Taxes; Services Gross Profit	Target Increase in Operating Income and Net Sales	Time-Based

Our Executive Compensation Practices

Our Compensation Committee annually reviews the Company’s executive compensation program to evaluate whether it is aligned with shareholder interests and supports the Company’s executive compensation philosophies and objectives. Our executive compensation practices are outlined below, each of which the Compensation Committee believes reinforces our executive compensation objectives:

Our Executive Compensation Practices
	What We Do	What We Don’t Do
✔	Annual review of our executive compensation programs	No excessive executive perquisites
✔	Annual advisory vote to approve executive compensation programs (say-on-pay)	No excessive severance benefits
✔	Periodic market comparison of executive compensation against relevant peer group information	No supplemental executive retirement plans
✔	Periodic use of an independent compensation consultant reporting directly to the Compensation Committee and providing no other services to the Company	No acceleration of unvested stock upon retirement
✔	Significant percentage of cash compensation delivered in the form of variable compensation, which is “at-risk” and tied to quantifiable performance measures	No hedging or short sales of our securities
✔	Long-term vesting of restricted stock, to align executive and shareholder interests (minimum of three-year vesting)	No pledging of our securities, except in limited circumstances with pre-approval by the Insider Trading Compliance Officer
✔	Robust executive officer stock ownership guidelines require NEOs to hold ePlus stock	No tax gross-ups on benefits (other than as also provided to non-executive officer employees)
✔	Clawback provisions to mitigate undue risk regarding executive compensation practices

2022 Say-On-Pay Vote

As part of its review of the Company’s executive compensation program, the Compensation Committee considers the results of the annual, non-binding advisory vote by the shareholders to approve named executive officer compensation (the “Say-On-Pay Vote”). Approximately 98% of the votes cast for the Company’s Say-On-Pay Vote at our 2022 Annual Meeting were to approve the Committee’s decisions regarding executive compensation. The Compensation Committee believes the results of the Say-On-Pay vote demonstrate shareholder support for the Company’s executive compensation program. Accordingly, the Compensation Committee believes that the Company’s executive compensation philosophies and objectives continue to be appropriate, and therefore made no material changes to the Company’s executive compensation program in response to the 2022 Say-On-Pay vote.

Additionally, at our 2022 Annual Meeting, the Company’s shareholders voted on a non-binding advisory vote regarding the frequency of future Say-On-Pay Votes (the “Say-On-Frequency Vote”). The highest number of votes cast by the Company’s shareholders at the 2022 Annual Meeting (approximately 93% of the votes cast) for the Company’s Say-On-Frequency Vote was in favor of holding such advisory vote every year, as recommended by the Board. Based on the outcome of the Say-On-Frequency Vote, the Board has determined that the Company will continue to hold the Say-On-Pay Vote every year until the next required Say-On-Frequency Vote, which is required to occur no later than the Company’s 2028 Annual Meeting of Shareholders.

Long-Term Cash Incentive Compensation

Beginning with the 2020 fiscal year, the Compensation Committee revised the executive compensation program by adding a long-term cash component to further encourage executives to focus on the long-term value to shareholders. The long-term cash awards are made pursuant to the Employee Long-Term Incentive Plan in effect at the date of the award and are based on one or more three-year financial metrics. For more information on the long-term cash incentive compensation, see “Long-Term Incentive Program” below.

WHAT WE PAY AND WHY

Fiscal Year 2023 Executive Compensation Decisions

Consistent with our pay philosophy and executive compensation program objectives described below, in determining the fiscal year 2023 executive compensation levels and the mix of compensation elements for each NEO, the Compensation Committee and our CEO (in making recommendations regarding the CFO’s and COO’s compensation) considered each NEO’s scope of responsibility, prior performance and experience, and Company performance, as more fully described below under “How We Make Executive Compensation Decisions.”

Base Salary

Base salary represents annual fixed cash compensation and is a standard element of compensation necessary to attract and retain talent. It is the minimum payment for a satisfactory level of individual performance as long as the executive remains employed with the Company. Base salary is set by the Compensation Committee, and ratified by the Board, after taking into account the competitive landscape—the compensation practices of the companies in our selected peer group and survey data from a broader index of comparable companies—as well as our business strategy and short- and long-term performance goals, and individual factors, such as position, individual performance and contribution, length of service with the Company, experience in the position, and placement within the general base salary range offered to our NEOs.

The base salary for each of our NEOs as of March 31, 2023, and 2022 is set forth below:

	Base Salary as of March 31,
Named Executive Officer	2023	2022
Mark P. Marron	$925,000	$875,000
Elaine D. Marion	$500,000	$475,000
Darren S. Raiguel	$500,000	$475,000

Effective April 1, 2023,  Mr. Raiguel’s annual base salary was increased to $525,000.

Annual Cash Incentive Awards

During the 2023 fiscal year, we provided our NEOs with short-term cash incentive compensation through our annual Cash Incentive Plan. This short-term, variable cash compensation represents a significant portion of each NEO’s target total cash compensation opportunity in a given year.

Cash Incentive Plan Pay for Performance Alignment

Our Compensation Committee annually reviews, and then sets, performance goals under a Cash Incentive Plan, which was adopted by the Compensation Committee in 2018 (“2018 CIP”). During the 2023 fiscal year, short-term performance goals and cash awards were made under our 2018 CIP. The combination of performance goals the Compensation Committee chose for fiscal year 2023 emphasizes factors that the Compensation Committee believes are important to Company strategy, future growth and enhancing shareholder value. The Compensation Committee administers the 2018 CIP and has full authority to determine which of the Company’s executive officers will participate in the 2018 CIP; the terms and amounts of each participant’s minimum, target, and maximum awards; and the period during which the performance is to be measured.

Cash Incentive Awards for Fiscal Year 2023

For the fiscal year ended March 31, 2023, our NEOs’ cash bonuses were earned pursuant to the 2018 CIP, based on the following financial performance goals: consolidated net sales (20%), financing segment operating income (20%), earnings before tax (30%), and services gross profit (30%).

The award opportunity in fiscal year 2023 was based on a target amount, which was adjusted based on the level of attainment of financial performance as set forth in each participant’s award agreement, and payouts may range between 0% to 200% of target award amounts. For fiscal year 2023, the target award amount for each of the NEOs was 100% of their base salary amount. All three of the participating executive officers had the same financial performance goals and the same performance weights. The fiscal year 2023 financial performance weights and target amounts for each participant were as follows:

	Consolidated Net Sales		Financing Segment Operating Income		Earnings Before Taxes		Services Gross Profit
Named Executive Officer	Percentage of Total Bonus	Target Bonus Amount	Percentage of Total Bonus	Target Bonus Amount	Percentage of Total Bonus	Target Bonus Amount	Percentage of Total Bonus	Target Bonus Amount	Total Target Bonus Amount
Mark P. Marron	20.0%	$185,000	20.0%	$185,000	30.0%	$277,500	30.0%	$277,500	$925,000
Elaine D. Marion	20.0%	$100,000	20.0%	$100,000	30.0%	$150,000	30.0%	$150,000	$500,000
Darren S. Raiguel	20.0%	$100,000	20.0%	$100,000	30.0%	$150,000	30.0%	$150,000	$500,000

The 2018 CIP also permits the exclusion of all items of income, gain or loss determined by the Board to be extraordinary or unusual in nature and not incurred or realized in the ordinary course of business, the incentive compensation expensed by ePlus for payments under the 2018 CIP, and any revenue, gain, or loss attributable to the business operations of any entity acquired by us during the fiscal year.

Possible bonus payouts ranged between 0% and 200% of the target amount, depending on the level of achievement of the performance goals for the fiscal year 2023. The financial performance goals were as follows:

	Performance Goals
Performance Level (Dollars in thousands)	Consolidated Net Sales (20%)	Financing Segment Operating Income (20%)	Earnings Before Taxes (30%)	Services Gross Profit (30%)
Maximum	n/a(1)	n/a(1)	n/a(1)	n/a(1)
Target	$1,926,732	$33,969	$149,793	$104,460
Threshold (75% of Performance Goal)	$1,445,049	$25,477	$112,345	$78,345
Below Threshold	< $1,445,049	< $25,477	< $112,345	< $78,345

(1)	The maximum payout of 200% of the target award can be achieved based on the results of one or more of the performance goals. The threshold and escalators for each performance goal are as follows:

Amount of Goal Achieved	Award Amount
Less than 75% of Goal Target	No award relating to that target
Between 75% - 100% of Goal Target	Award shall be 50% of target, plus an additional 2.0% for each percentage point over 75% of Goal Target achieved
100% of Goal Target	100% of target for that Goal
More than 100% of Goal Target	100% of target for that Goal, plus an additional 5.0% for each percentage point over 100% of Goal Target achieved
Total Maximum Award for all goals combined	200% of Target

At the conclusion of the fiscal year ended March 31, 2023, the Compensation Committee determined which of the financial objectives described under the 2018 CIP and in the award agreements were achieved. There were no waivers or modifications to any specified performance targets, goals, or conditions with respect to the 2018 CIP or award agreements. The achievement of the financial performance goals is set forth below.

Performance Criteria (Dollars in thousands)	Goal	Achievement (1)	Amount of Goal Achieved
Consolidated Net Sales	$1,926,732	$2,057,882	106.8%
Financing Segment Operating Income	$33,969	$26,455	77.9%
Earnings Before Taxes	$149,793	$164,449	109.8%
Services Gross Profit	$104,460	$93,497	89.5%

(1)
Performance Criteria achievement were adjusted to exclude the incentive compensation accrued by the Company, and income and expenses related to acquisitions, if any, and the Performance Criteria goals were adjusted to exclude incentive compensation targets.

The following table details the payments earned in the fiscal year ended March 31, 2023, and 2022, respectively (but paid in the subsequent fiscal year) for each NEO:

Named Executive Officer	FY 2023 Annual Incentive Cash Payment Earned	FY 2022 Annual Incentive Cash Payment Earned	% Change
Mark P. Marron	$983,627	$1,750,000	(44%)
Elaine D. Marion	$531,690	$950,000	(44%)
Darren S. Raiguel	$531,690	$950,000	(44%)

Long-Term Incentive Program

Under our 2021 Employee Long-Term Incentive Plan (“2021 Employee LTIP”), the Compensation Committee has the authority to award various forms of long-term incentive compensation grants, such as cash awards, stock options, restricted stock awards, and restricted stock units. The Compensation Committee’s objectives for the fiscal year 2023 long-term equity-based and cash incentive awards to our NEOs were to focus executives on long-term profitable growth and shareholder value creation and the Company’s long-term strategic plan, and retain the services of our executives through multi-year vesting requirements.

Mr. Marron makes recommendations to the Compensation Committee for equity grants to NEOs, including to himself; however, the Compensation Committee deliberates and reaches its own decision regarding grants to all NEOs, including Mr. Marron, who does not participate in any deliberations or votes regarding his own compensation. When determining the level of the grant, the Compensation Committee considers each NEO’s functional and enterprise management responsibilities, potential contributions to the Company’s profitability and growth, the value of prior long-term incentive grants and other non-cash and cash compensation, regular analysis of how the Company performed on multiple financial metrics as compared to certain peers, information from our independent compensation consultant (if any), and each executive’s total compensation, including cash compensation. However, the Compensation Committee does not use a formula or assign a particular weight to any given factor in determining equity award grant levels. Rather, the Compensation Committee’s determination of grant levels is subjective, and the Compensation Committee grants awards that in its judgment are reasonably competitive.

The Compensation Committee believes that restricted stock helps to create incentives for performance and further align the interests of executives with those of shareholders because the stock’s value increases or decreases in conjunction with the Company’s stock price. In addition, the Compensation Committee believes that granting awards with multi-year vesting periods creates a substantial retention incentive and encourages the NEOs to focus on the Company’s long-term business objectives and stock performance. All outstanding restricted shares vesting for, or granted to, executive officers and other employees during the fiscal year ended March 31, 2023, vest over a three-year period.

For fiscal year 2023, the Compensation Committee used a combination of long-term incentive vehicles, including time-based restricted stock and cash performance awards. These vehicles focus NEOs on driving long-term profitable growth and shareholder value creation.

Element of LTI	Weight (by value)	Overview of Design
Time-Based Restricted Stock	CEO: 89% Other NEOs: 90%	• Vests in three equal increments on the first three one-year anniversaries of the grant
Cash Performance Award	CEO: 11% Other NEOs: 10%	• Grant is tied to achievement of operating income growth • Three-year performance period • Vesting and payout occurs on third year anniversary of grant • Actual payout can range between 0% and 150%

The table below shows the long-term incentive award values granted in fiscal year 2023 for each of the NEOs:

Named Executive Officer	Time-Based Restricted Stock (1)	Cash Performance Award (2)	Total Value
Mark P. Marron	$2,199,967	$275,000	$2,474,967
Elaine D. Marion	$1,349,994	$150,000	$1,499,994
Darren S. Raiguel	$1,349,994	$150,000	$1,499,994

(1)	Award amounts for Time-Based Restricted Stock were determined based on the closing price of our common stock on the date of grant on June 8, 2022.

(2)	Amounts shown are the target amounts. The threshold and escalators for each performance goal are as follows:

Amount of Goal Achieved	Award Amount
Less than 75% of Goal Target	No award relating to that target
Between 75% - 100% of Goal Target	Award shall be 50% of target, plus an additional 2.0% for each percentage point over 75% of Goal Target achieved
100% of Goal Target	100% of target for that Goal
More than 100% of Goal Target	100% of target for that Goal, plus an additional 5.0% for each percentage point over 100% of Goal Target achieved
Total Maximum Award for all goals combined	150% of Target

Our Compensation Committee granted long-term cash performance awards in fiscal year 2021 that pay out based on a specific pre-established performance goal. Performance was measured over the three-fiscal-year performance period ending March 31, 2023. At the conclusion of the fiscal year ended March 31, 2023, the Compensation Committee determined which of the financial objectives described under the long-term cash performance award agreements for the performance period of April 1, 2020, through March 31, 2023, were achieved. There were no waivers or modifications to any specified performance targets, goals, or conditions with respect to the award agreements. The achievement of the financial performance goals is set forth below.

Performance Criteria (Dollars in thousands)	Goal	Achievement (1)	Amount of Goal Achieved
Increase in operating income from April 1, 2020, to March 31, 2023	$101,711	$159,414	156.7%

(1)
Performance Criteria were adjusted to exclude income and expenses related to our July 2022 acquisition of assets of Future Com, Ltd. and  our December 2020 acquisition of assets of Systems Management Planning, Inc.

The following table details the payments earned during the three-fiscal-year period ended March 31, 2023, (but paid in the subsequent fiscal year) for each NEO:

Named Executive Officer	Long-Term Cash Payment Earned Performance Period April 1, 2020 to March 31, 2023
Mark P. Marron	$300,000
Elaine D. Marion	$150,000
Darren S. Raiguel	$150,000

More information about the long-term incentive awards granted to each NEO in fiscal year 2023 are set forth in “Grants of Plan-Based Awards.”

CEO Compensation

The Compensation Committee determines compensation for our CEO using generally the same criteria it uses for other executive officers.

Other Elements of Our Fiscal Year 2023 Executive Compensation Program

Severance and Change in Control Provisions

Severance and change in control provisions are designed to facilitate our ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are frequently offered. Severance benefits are designed to provide benefits to ease an executive’s transition following an employment termination by the Company due to changes in our employment needs. Additionally, severance agreements increase the enforceability of non-competition provisions to which all of our executives are contractually bound. Change in control benefits are intended to encourage executives to remain focused on the Company’s business in the event of rumored or actual fundamental corporate changes. Both severance and change in control benefits are often an important part of an executive’s compensation package. See further details under the section entitled “Employment Agreements, Severance and Change in Control Provisions.”

Clawback Policy

Our executive compensation arrangements with our NEOs, including our 2018 CIP, employment agreements, and long-term cash performance awards, provide that bonuses or other compensation are subject to recovery by the Company to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) and the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), and any regulations promulgated thereunder. This provision does not apply to base salary, or to time-vested restricted stock which is not awarded, granted, or vested based on financial measures required to be reported under the securities laws.

The 2018 CIP includes a provision for an adjusted award if it is determined that an award was paid based on incorrect financial results, and permits the Compensation Committee to lower the amount of such payment so that it reflects the amount that would have been paid based on the correct financial results and require, to the extent permitted by law, the participant to reimburse to the Company any amount received with respect to such an award. The 2018 CIP also provides that cash payments under the plan are subject to recovery by the Company to the extent required by Dodd-Frank and Sarbanes-Oxley, and any regulations promulgated thereunder. The SEC has recently finalized rules promulgating Dodd-Frank’s clawback provisions and NASDAQ has finalized its listing standards requiring the development and implementation of the clawback policy mandated by Dodd-Frank, which we are in the process of preparing ahead of the compliance deadline later this year.

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines for our executive officers to further align the interests of our executive officers with the interests of our shareholders. The guidelines are expressed as a multiple of the executives’ base salary as of each January 1st, or as of the date they are first identified as executive officers. Our non-CEO executive officers are expected to retain stock ownership valued at a multiple of two times their annual base salary within five years of first being identified as an executive officer. Our CEO is expected to retain stock ownership valued at a multiple of five times his annual base salary within the same time frame. All executive officers are expected to retain one-half of all equity grants until such time as the target stock ownership is reached. The guidelines may be waived at the discretion of our Compensation Committee in the event of an extraordinary expense (such as, for example, housing or higher education needs), or if compliance would create a severe hardship or prevent an executive from complying with a court order, as in the case of a divorce or other property settlement. However, the Company expects such instances to be rare, and has not granted any waivers. At this time, all of our executive officers meet their respective guideline ownership level.

Hedging and Short Sales Policies

Our Insider Trading Policy applies to all of our employees and directors. Under the policy, our directors, officers, and employees who are “Insiders” (as defined in the policy) are prohibited from hedging, including using prepaid variable forward contracts, equity swaps, collars and exchange funds, and similar transactions that establish downside price protection, including short sales, and buying or selling put options, call options, or other derivatives of Company securities.

All trades of Company stock by directors, executive officers, and other insiders require pre-approval from our Insider Trading Compliance Officer and must be made in accordance with the Insider Trading Policy.

Tax and Accounting Considerations

Deductibility of Executive Compensation

When designing compensation plans, the Compensation Committee takes into consideration any changes to IRC Section 162(m), as applicable. The Company believes that tax deductibility of compensation is an important factor, but not the sole factor, to be considered in setting executive compensation policy, and the Compensation Committee has authorized payments that are not deductible for federal income tax purposes when it believes that such payments are appropriate to attract, retain, and incentivize executive talent.

Our executive employment agreements also provide that, if a severance payment is subject to the excise tax provided in IRC Section 280G, the executive will receive a lesser payment if he or she would receive a greater after-tax benefit, which will better enable the Company to obtain a tax deduction.

Accounting Considerations

Accounting considerations also play a role in the design of our executive compensation programs and policies. Codification Topic Compensation—Stock Compensation requires us to expense the cost of stock-based compensation awards. We consider the relative impact of the expense, in addition to other factors such as shareholder dilution, retentive impact, motivational impact, and the overall competitiveness of compensation packages when selecting long-term equity incentive instruments.

Benefits and Perquisites

Our NEOs participate in benefit plans generally available to all of our employees, including medical, health, life insurance, and disability plans. They also are eligible to participate in our 401(k) plan, and receive Company matching contributions, to the extent made by the Company, on the same terms as generally available to our employees. Pursuant to their employment agreements, they also are entitled to reimbursement for annual participation in an executive health assessment program. During our fiscal year ended March 31, 2023, our CFO and COO have each  completed an executive coaching program designed to further enhance their leadership skills and potential.

Our executive officers are provided with relatively limited perquisites, which we believe is in the best interests of the Company. In some years, certain of our executive officers have received certain Company-paid travel, meals, and entertainment costs for their families to attend the Company’s sales meeting. All attendees at the sales meeting are likewise eligible to have their families attend the meeting. The Company pays the same costs for the executives as for all attendees at the meeting. The costs incurred with regard to the family members of our named executive officers are included in our Summary Compensation Table in the compensaton for the year ended March 31, 2023; however, no such meetings were held during the years ended March 31, 2021, and March 31, 2022, due to the COVID-19 pandemic. Additionally, from time to time, some of our employees attend sales meetings or other events held by our vendor partners, to which guests are invited. To the extent our executive officers’ guests attend such an event, the benefit obtained by the guest would be included as and if required in our Summary Compensation Table.

HOW WE MAKE EXECUTIVE COMPENSATION DECISIONS

Role of the Board and Compensation Committee, and our Chief  Executive Officer

Role of the Board and Compensation Committee

The Compensation Committee, which is composed entirely of independent directors, generally establishes the components of our executive officer compensation program and may evaluate the components from time to time. The Compensation Committee is responsible for evaluating and setting the compensation for our CEO, CFO, and COO. The Compensation Committee reviews the executive compensation program on an annual basis, with awards generally being made in June. Compensation decisions may be made at other times of the year in the case of promotions, new hires, or changes in responsibilities. In making these determinations, the Compensation Committee may consider such factors as the Company’s performance, the individual performance of an executive officer, information from our independent compensation consultant (if any), and recommendations from management. In some cases, our Board of Directors ratifies the Compensation Committee’s decisions. The Compensation Committee also considers any recommendations from the Board relating to the CEO’s performance.

Role of the Chief Executive Officer

Our CEO, Mr. Marron, is responsible for the implementation and administration of our executive compensation program during the fiscal year. Mr. Marron recommended the overall structure for our executive compensation program, including base salary, metrics for the 2018 CIP award agreements for fiscal year 2023, metrics for the long-term cash awards made pursuant to our 2021 Employee LTIP, and the amount and vesting schedule of equity awards to be granted. The final decisions regarding executive compensation were, however, made by the Compensation Committee. Additionally, the CEO is not present during any deliberations or voting regarding his own compensation.

Guidance from the Compensation Committee’s Independent Compensation Consultant

An independent compensation consultant, Pay Governance LLC (the “Compensation Consultant”), was retained by the Compensation Committee in February 2023. The Compensation Committee reviewed the independence of the Compensation Consultant under Nasdaq and SEC rules, and concluded that the work of the Compensation Consultant has not raised any conflict of interest. The Compensation Consultant is engaged directly by the Compensation Committee. The Compensation Consultant assisted the Compensation Committee with developing a publicly traded peer group for benchmarking executive pay levels and design, reviewing incentive plan design practices and recommending changes to incentive plans, and analyzing target compensation levels for executive officers relative to peer group companies and relevant published survey sources. Prior to retaining Pay Governance LLC in February 2023, the Company had not retained a Compensation Consultant since its retention of Pearl Meyer + Partners, LLC in the spring of 2021, which relied on its 2019 market analysis.

The Compensation Committee approves the compensation for the NEOs based on its own evaluation, input from our CEO, internal pay equity considerations, the tenure, role, and performance of each NEO, as well as input from the compensation consultant and market data. The CEO is not present during any deliberations or voting regarding his own compensation.

Comparison Peer Groups

The Compensation Committee periodically reviews the compensation practices of peer companies as part of its decision-making process so it can set total compensation levels that it believes are reasonably competitive. In March 2023, the Compensation Committee, with the assistance of the Compensation Consultant, determined a new peer group (as the prior peer group dated back to 2019). In selecting the peer group, the Compensation Committee considered potential peers’ primary industry, total review, market capitalization, gross margin, operating income margin, number of employees, and cumulative Total Shareholder Return (“TSR”) on a 1-year, 3-year and 5-year basis. The Compensation Committee also considered the pay practices of two additional companies from a design standpoint only.

Peer Group
CACI International Inc.	EPAM Systems, Inc.	ASGN Incorporated
Amdocs Limited**	ScanSource, Inc.	PC Connection, Inc.
Pure Storage, Inc.	Unisys Corporation*	Itron, Inc.
ICF International, Inc.*	Thoughtworks Holding, Inc.	CSG Systems Internationals, Inc.*
Perficient, Inc.*	StarTek, Inc.*	Climb Global Solutions, Inc.

*	Only these five companies provided compensation information for the COO role.
**	Amdocs Limited did not publicly disclose its executive compensation program, and therefore was not included in the analysis.

The Compensation Consultant also provided a secondary market reference, Mercer’s 2022 U.S. Executive Benchmark Database, which was size-adjusted using regression data to approximate ePlus’ then-current revenue of $1.8 billion.

The Compensation Committee considered this broad range of data to ascertain where the compensation for our executive officers is positioned with respect to the median to properly reflect various factors, such as our Company’s performance, the unique characteristics of each executive’s position, and applicable retention considerations. The Compensation Committee does not set compensation components to meet specific benchmarks, such as targeting salaries “above the median” or equity compensation at a particular percentile.

Alignment of Senior Management Team to Drive Performance

Our performance goals are designed to drive shareholder value creation by aligning members of senior management with our strategy and common performance goals. To match performance to our goals, the Company engages in extensive communications on what members of senior management, together with their teams, should strive toward to impact achievement of the Company’s goals. We believe this understanding of the link between individual, team, and Company performance helps the Company to focus on actions that have the greatest potential to drive the Company toward more profitable growth and shareholder value.

2023 EXECUTIVE COMPENSATION

The following table includes information concerning compensation earned by our NEOs during fiscal years 2023, 2022, and 2021.

2023 Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Mark P. Marron – President and Chief Executive Officer	2023	$916,500	$2,199,967	$1,283,627	$22,131	$4,422,225
	2022	$846,154	$1,999,964	$2,050,000	$4,000	$4,900,118
	2021	$800,000	$1,799,979	$1,236,267	$3,700	$3,839,946

Elaine D. Marion – Chief Financial Officer	2023	$495,750	$1,349,994	$681,690	$51,452	$2,578,886
	2022	$465,385	$1,199,923	$1,100,000	$4,000	$2,769,308
	2021	$450,000	$1,049,958	$618,133	$3,700	$2,121,791

Darren S. Raiguel – Chief Operating Officer	2023	$495,750	$1,349,994	$681,690	$58,096	$2,585,530
	2022	$465,385	$1,199,923	$1,100,000	$4,000	$2,769,308
	2021	$450,000	$1,049,958	$618,133	$3,700	$2,121,791

(1)
The values in this column represent the aggregate grant date fair values of restricted stock awards granted in the respective fiscal year, computed in accordance with Codification Topic Compensation—Stock Compensation. Assumptions used in calculating these values may be found in Note 13 of our financial statements in our 2023 Form 10-K. Each of these amounts reflect our expected aggregate accounting expense for these awards as of the grant date and do not necessarily correspond to the actual values that will be expensed by us or realized by the NEOs.

(2)
These amounts reflect cash payments under our 2018 CIP, which were earned during the fiscal year identified, as disclosed in Annual Cash Incentive Awards above in the last table under the “FY 2023 Annual Incentive Cash Payment Earned” column, for the fiscal years ended March 31, 2023, and 2022. For the fiscal years ended March 31, 2023 and 2022, the amount also includes cash payments earned under our 2012 Employee LTIP, which were earned over a three-year performance period, as disclosed in Long-Term Incentive Program above in the last table under the “Long-Term Cash Payment Earned Performance Period April 1, 2020, to March 31, 2023” column. Both the annual cash award and the long-term cash award payments were received after the conclusion of the fiscal year in which they were earned. A detailed description of the fiscal year 2023 payments can be found in the CD&A.

(3)
The “All Other Compensation” includes imputed income relating to group life insurance, and a company match to our 401(k) plan, both of which are available to all employees on the same terms, as well as a gross-up of costs relating to their and their families’ attendance at the Company’s sales meeting for high-perfomers, which was available for all attendees at the meeting. In addition, “All Other Compensation” includes  professional coaching services provided to Mr. Raiguel (with a value of $34,635) and to Ms. Marion (with a value of $34,000).  All of our NEOs are entitled to an annual executive physical. For health privacy reasons, each NEO has been attributed a cost of $3,750, regardless of whether such benefit was used.

From time to time, Mr. Raiguel attends events hosted by our vendor business partners. On one such trip, the vendor partner paid the expenses for Mr. Raiguel’s spouse to accompany him, with no related expense to the Company, and therefore no related amount is included in “All Other Compensation.”

2022 Grants of Plan-Based Awards Table

The following table provides information regarding the grants of plan-based awards during fiscal year 2023 under the 2018 CIP and the Company’s 2021 Employee LTIP.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock
Name	Grant Date	Threshold	Target	Maximum	Stock or Units (#)(3)	Underlying Options (#)	Option Awards ($/Sh)	and Option Awards (4)
Mark P. Marron	6/8/2022				37,587	-	-	$2,199,967
(1)	6/6/2022	$92,500	$925,000	$1,850,000
(2)	6/6/2022	$68,750	$275,000	$412,500
Elaine D. Marion	6/8/2022				23,065	-	-	$1,349,994
(1)	6/6/2022	$50,000	$500,000	$1,000,000
(2)	6/6/2022	$37,500	$150,000	$225,000
Darren S. Raiguel	6/8/2022				23,065	-	-	$1,349,994
(1)	6/6/2022	$50,000	$500,000	$1,000,000
(2)	6/6/2022	$37,500	$150,000	$225,000

(1)
These amounts reflect award opportunities under the 2018 CIP and are described more fully in the CD&A under the heading “Annual Cash Incentive Awards” and subheading “Cash Incentive Awards for Fiscal Year 2023.” Threshold amounts represent minimal level of achievement of the lowest weighted financial performance metric, and maximum amounts represent 200% of target values. Actual payments with respect to the awards for fiscal year 2022 (and paid in fiscal year 2023) are disclosed in the Non-Equity Incentive Plan Compensation column of the 2023 Summary Compensation Table.

(2)
These amounts reflect non-equity award opportunities under our 2021 Employee LTIP and are more fully described in this CD&A under the heading “Long-Term Incentive Program.” Threshold amounts represent minimal level of achievement of the lowest weighted financial performance metric, and maximum amounts represent 150% of target values. These awards are earned on the third anniversary of the grant date to the extent the Company achieves a performance goal relating to growth in operating income.

(3)
These amounts represent the number of shares of restricted stock granted to the NEOs under our 2021 Employee LTIP. Equity awards granted to the executive officers and reflected in the 2023 Grants of Plan-Based Awards Table vest equally over a three-year period and may be accelerated in limited circumstances as set forth in the 2021 Employee LTIP, award agreements, and/or employment agreements.

(4)
These amounts reflect the grant date fair value of the restricted stock granted in fiscal year 2023. This represents the aggregate amount that we expect to expense for such grants in accordance with Codification Topic Compensation—Stock Compensation over the grants’ respective service period. These amounts do not necessarily correspond to the actual values that will be expensed by us or realized by the NEOs. Assumptions used in calculating these values with respect to restricted stock awards may be found in Note 13 of our 2023 Annual Report.

Outstanding Equity Awards at 2023 Fiscal Year End

The following table provides information concerning the outstanding equity-based awards for our NEOs as of March 31, 2023.

	Stock Awards
	Number of Shares or Units of Stock That Have	Market Value of Shares or Units of Stock That Have
Name	Not Vested (1)	Not Vested (2)
Mark P. Marron	83,211	$4,080,667
Elaine D. Marion	50,159	$2,459,797
Darren S. Raiguel	50,159	$2,459,797

(1)
The following table shows the dates on which the outstanding stock awards as of March 31, 2023, will vest, subject to continued employment through the vest date, or acceleration in limited circumstances as set forth in the 2021 Employee LTIP, award agreements, and/or employment agreements.

Vest Date	Mark P. Marron	Elaine D. Marion	Darren S. Raiguel
6/8/23	12,529	7,688	7,688
6/15/23	14,468	8,680	8,680
6/16/23	16,688	9,734	9,734
6/8/24	12,529	7,688	7,688
6/15/24	14,468	8,680	8,680
6/8/25	12,529	7,689	7,689

(2)	We calculated market value by multiplying the closing price of our common stock ($49.04) on the last business day of our fiscal year, March 31, 2023, by the number of shares in the first column.

Fiscal Year 2023 Options Exercised and Stock Vested

The following table sets forth information with respect to the shares of Company common stock acquired by our NEOs through vesting of restricted stock during our 2023 fiscal year. There were no stock options outstanding during fiscal year 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1)
Mark P. Marron	47,268	$2,672,095
Elaine D. Marion	27,622	$1,561,113
Darren S. Raiguel	27,622	$1,561,113

(1)
Market value was computed by multiplying the closing price of our common stock on the day of vesting by the number of shares acquired. Additionally, the restricted shares were net-share settled such that the Company withheld shares with value equivalent to the NEOs’ minimum statutory tax obligation for the applicable income and other employment taxes, and remitted cash to the appropriate taxing authorities. The amounts in the table represent the gross number of shares and value realized on vesting for each of the NEOs. The net number of shares acquired were as follows: Mr. Marron, 28,579; Ms. Marion, 17,825; and Mr. Raiguel, 17,825.

Employment Agreements, Severance, and Change in Control Provisions

Our incentive plans for and employment agreements with our NEOs reflect our compensation philosophy. All of our employment agreements with our NEOs contain “clawback” provisions as required by Dodd-Frank and Sarbanes-Oxley.

In all cases, our NEOs’ receipt of severance payments is contingent upon their executing a release, and certifying that they will comply with certain confidentiality, non-competition, and non-solicitation provisions of the employment agreement.

The Company’s employment agreements with its NEOs are intended to comply with IRC Section 409A. The material terms of the employment agreements are described below. Also, pursuant to our 2021 Employee LTIP and standard award agreement, unvested stock issued to any employee will vest upon a “Change in Control,” as defined in the 2021 Employee LTIP.

Mark P. Marron
Chief Executive Officer

•
Mr. Marron’s currently effective agreement was amended and restated on December 12, 2017, and thereafter amended. Pursuant to such agreement (and the Compensation Committee’s and Board’s discretion to raise base salary), Mr. Marron’s current base salary is $925,000.

•
Mr. Marron’s agreement had an initial termination date of January 31, 2018; however, the agreement contains automatic two-year successive renewal periods unless either party terminates the agreement 60 days prior to the end of the then-current term. As no notice of termination was provided, the expiration date of his agreement is now January 31, 2024.

•
In the event of disability, termination without cause, or termination for good reason (all as defined in the agreement), Mr. Marron is entitled to eighteen months of his base salary, in addition to a pro-rated payment under our 2018 CIP, to the extent that the Performance Goals have been met, with the payment to be made after the end of the fiscal year at the time the payment would have been made had there been no termination. Additionally, the Company would also pay Mr. Marron an amount in cash equal to the cost of premiums the Company paid prior to the date of termination for Mr. Marron and his dependents’ qualified coverage under the Company’s medical, prescription, dental, and other health benefits, for eighteen months.

•
In the event of termination without cause, or by Mr. Marron for good reason, he is also entitled to either, at the Company’s election, the acceleration of unvested restricted stock, or cash in an amount equal to the value of the stock on the date of termination.

The table below summarizes the potential payments and benefits to Mr. Marron upon the occurrence of certain triggering events. The table assumes a hypothetical effective date of termination of March 31, 2023. The table does not include accrued, unused vacation time, which is paid to all employees upon termination of employment, pursuant to ePlus’ policies.

Triggering Event	Cash Severance (4)	Cash Incentive	Cash Long-Term Incentive Award (5)	Equity-Based Compensation Awards (6)	Total
Termination Without Cause, or for Good Reason (1)	$1,432,509	$983,627	$712,500	$4,080,667	$7,209,303
Change in Control (2)	$-	$-	$-	$4,080,667	$4,080,667
Disability (3)	$1,432,509	$983,627	$712,500	$4,080,667	$7,209,303
Death	$-	$-	$712,500	$4,080,667	$4,793,167

(1)	“Termination Without Cause” and termination “for Good Reason” are defined terms in Mr. Marron’s employment agreement.

(2)
This row assumes no termination accompanies the change in control. In the event of a termination in connection with the change in control, without Cause or for Good Reason (as defined in Mr. Marron’s employment agreement), see “Termination Without Cause, or for Good Reason” above.

(3)
In the event of disability, Termination without Cause or by Mr. Marron for Good Reason, all as defined in Mr. Marron’s employment agreement, Mr. Marron is entitled to a pro-rated amount of the payment under our 2018 CIP, to the extent that the Performance Goals have been met, with the payment to be made after the end of the fiscal year at the time the payment would have been made had there been no termination. The above table reflects the amount earned during the fiscal year ended March 31, 2023, and paid in the following fiscal year.

(4)
As provided in Mr. Marron’s employment agreement, this column includes an amount equal to the cost of premiums paid prior to the date of termination for Mr. Marron and his dependents’ qualified coverage under the Company’s medical, prescription, dental, and other health benefits for eighteen months, which amount would be paid in cash as opposed to providing continued coverage.

(5)
Mr. Marron has Cash Long-Term Incentive Awards with a three-year performance period, consistent with our fiscal year. The above table reflects the amount actually earned for the Incentive Award for which the performance period ended on March 31, 2023. The award agreements for the performance period ending March 31, 2024 and March 31, 2025 provide that, in the event Mr. Marron’s employment is terminated due to death or disability as defined in the applicable Employee Long-Term Incentive Plan, or termination without cause or for good reason as defined in any applicable employment agreement, the Company shall pay to Mr. Marron a pro-rated amount based on achievement of targets modified in the agreements.

(6)
Pursuant to the 2021 Employee LTIP, and our standard restricted stock award agreements, upon death or a change in control, as defined by the 2021 Employee LTIP, all unvested stock for all employees will vest. The value of the equity-based compensation awards for all termination tables herein is calculated using the closing price of our common stock ($49.04) on the last business day of our fiscal year, March 31, 2023.

Elaine D. Marion
Chief Financial Officer

•
Ms. Marion’s employment agreement was amended and restated on December 12, 2017. Pursuant to such agreement (and the Compensation Committee’s and Board’s discretion to raise base salary), Ms. Marion’s current base salary is $500,000.

•
Ms. Marion’s agreement had an initial termination date of July 31, 2018; however, the agreement contains automatic one-year successive renewal periods unless either party terminates the agreement 60 days prior to the end of the then-current term. As no notice of termination was provided, the expiration date of her agreement is now July 31, 2024.

•
In the event of disability, termination without cause, or termination for good reason (all as defined in the agreement), Ms. Marion is entitled to twelve months of her base salary, in addition to a pro-rated amount of the payment under our 2018 CIP. Additionally, the Company would pay to Ms. Marion an amount in cash equal to the cost of premiums the Company paid prior to the date of termination for Ms. Marion and her dependents’ qualified coverage under the Company’s medical, prescription, dental, and other health benefits, for eighteen months.

•
In the event of termination without cause or by Ms. Marion for good reason, she is also entitled to either, at the Company’s election, the acceleration of unvested restricted stock, or cash in an amount equal to the value of the stock on the date of termination.

The table below summarizes the potential payments and benefits to Ms. Marion upon the occurrence of certain triggering events. The table assumes a hypothetical effective date of termination of March 31, 2023. The table does not include accrued, unused vacation time, which is paid to all employees upon termination of employment, pursuant to ePlus’ policies.

Triggering Event	Cash Severance (4)	Cash Incentive	Cash Long-Term Incentive Award (5)	Equity-Based Compensation Awards (6)	Total
Termination Without Cause, or for Good Reason (1)	$542,636	$531,690	$375,000	$2,459,797	$3,909,123
Change in Control (2)	$-	$-	$-	$2,459,797	$2,459,797
Disability (3)	$542,636	$531,690	$375,000	$2,459,797	$3,909,123
Death	$-	$-	$375,000	$2,459,797	$2,834,797

(1)	“Termination Without Cause” and termination “for Good Reason” are defined terms in Ms. Marion’s employment agreement.

(2)
This row assumes no termination accompanies the change in control. In the event of a termination in connection with the change in control, without Cause or for Good Reason (as defined in Ms. Marion’s employment agreement), see “Termination Without Cause, or for Good Reason”, above.

(3)
In the event of disability, termination without cause or by Ms. Marion for good reason, all as defined in Ms. Marion’s employment agreement, Ms. Marion is entitled to a pro-rated amount of the payment under our 2018 CIP, to the extent that the Performance Goals have been met, with the payment to be made after the end of the fiscal year at the time the payment would have been made had there been no termination. The above table reflects the amount earned during the fiscal year ended March 31, 2023, and paid in the following fiscal year.

(4)
As provided in Ms. Marion’s employment agreement, this column includes an amount equal to the cost of premiums paid prior to the date of termination for Ms. Marion and her dependents’ qualified coverage under the Company’s medical, prescription, dental, and other health benefits for eighteen months, which amount would be paid in cash as opposed to providing continued coverage.

(5)
Ms. Marion has Cash Long-Term Incentive Awards with a three-year performance period, consistent with our fiscal year. The above table reflects the amount actually earned for the Incentive Award for which the performance period ended on March 31, 2023. The award agreements for the performance period ending March 31, 2024, and March 31, 2025 provide that, in the event Ms. Marion’s employment is terminated due to death or disability as defined in the applicable Employee Long-Term Incentive Plan, or termination without cause or for good reason as defined in any applicable employment agreement, the Company shall pay to Ms. Marion a pro-rated amount based on achievement of targets modified in the agreements.

(6)
Pursuant to the 2021 Employee LTIP, and our standard restricted stock award agreements, upon death or a change in control, as defined by the 2021 Employee LTIP, all unvested stock for all employees will vest. The value of the equity-based compensation awards for all termination tables herein is calculated using the closing price of our common stock ($49.04) on the last business day of our fiscal year, March 31, 2023.

Darren S. Raiguel
Chief Operating Officer

•
Mr. Raiguel’s employment agreement was effective as of May 7, 2018. Pursuant to such agreement (and the Compensation Committee’s and Board’s discretion to raise base salary), Mr. Raiguel’s current base salary is $525,000 (raised  from $500,000 effective April 1, 2023).

•
Mr. Raiguel’s agreement had an initial termination date of July 31, 2019; however, the agreement contains automatic one-year successive renewal periods unless either party terminates the agreement 60 days prior to the end of the then-current term. As no notice of termination was provided, the expiration date of his agreement is now July 31, 2024.

•
In the event of disability, termination without cause, or termination for good reason (all as defined in the agreement), Mr. Raiguel is entitled to twelve months of his base salary, in addition to a pro-rated amount of the payment under our 2018 CIP. Additionally, the Company would pay to Mr. Raiguel an amount in cash equal to the cost of premiums the Company paid prior to the date of termination for Mr. Raiguel and his dependents’ qualified coverage under the Company’s medical, prescription, dental, and other health benefits, for eighteen months.

•
In the event of termination without cause or by Mr. Raiguel for good reason, he is also entitled to either, at the Company’s election, the acceleration of unvested restricted stock, or cash in an amount equal to the value of the stock on the date of termination.

The table below summarizes the potential payments and benefits to Mr. Raiguel upon the occurrence of certain triggering events. The table assumes a hypothetical effective date of termination of March 31, 2023. The table does not include accrued, unused vacation time, which is paid to all employees upon termination of employment, pursuant to ePlus’ policies.

Triggering Event	Cash Severance (4)	Cash Incentive	Cash Long-Term Incentive Award (5)	Equity-Based Compensation Awards (6)	Total
Termination Without Cause, or for Good Reason (1)	$545,676	$531,690	$375,000	$2,459,797	$3,912,163
Change in Control (2)	$-	$-	$-	$2,459,797	$2,459,797
Disability (3)	$545,676	$531,690	$375,000	$2,459,797	$3,912,163
Death	$-	$-	$375,000	$2,459,797	$2,834,797

(1)	“Termination Without Cause” and termination “for Good Reason” are defined terms in Mr. Raiguel’s employment agreement.

(2)
This row assumes no termination accompanies the change in control. In the event of a termination in connection with the change in control, without Cause or for Good Reason (as defined in Mr. Raiguel’s employment agreement), see “Termination Without Cause, or for Good Reason,” above.

(3)
In the event of disability, termination without cause or by Mr. Raiguel for good reason, all as defined in Mr. Raiguel’s employment agreement, Mr. Raiguel is entitled to a pro-rated amount of the payment under our 2018 CIP, to the extent that the Performance Goals have been met, with the payment to be made after the end of the fiscal year at the time the payment would have been made had there been no termination. The above table reflects the amount earned during the fiscal year ended March 31, 2023, and paid in the following fiscal year.

(4)
As provided in Mr. Raiguel’s employment agreement, this column includes an amount equal to the cost of premiums paid prior to the date of termination for Mr. Raiguel and his dependents’ qualified coverage under the Company’s medical, prescription, dental, and other health benefits for eighteen months, which amount would be paid in cash as opposed to providing continued coverage.

(5)
Mr. Raiguel has Cash Long-Term Incentive Awards with a three-year performance period, consistent with our fiscal year. The above table reflects the amount actually earned for the Incentive Award whose performance period ended on March 31, 2023. The award agreements for the performance period ending March 31, 2024, and March 31, 2025 provide that, in the event Mr. Raiguel’s employment is terminated due to death or disability as defined in the applicable Employee Long-Term Incentive Plan, or termination without cause or for good reason as defined in any applicable employment agreement, the Company shall pay to Mr. Raiguel a pro-rated amount based on achievement of targets modified in the agreements.

(6)
Pursuant to the 2021 Employee LTIP, and our standard restricted stock award agreements, upon death or a change in control, as defined by the 2021 Employee LTIP, all unvested stock for all employees will vest. The value of the equity-based compensation awards for all termination tables herein is calculated using the closing price of our common stock ($49.04) on the last business day of our fiscal year, March 31, 2023.

2023 Pay Ratio Disclosure

Pursuant to Item 402(u) of Regulation S-K, the Company is required to provide annual disclosure of the ratio of the median of the total annual compensation of all employees of the Company (other than Mr. Marron, the Company’s CEO) to the total annual compensation of the principal executive officer, which for ePlus is our CEO, Mr. Marron. The purpose of the required disclosure is to provide a measure of the equitability of pay within the Company. ePlus believes its compensation philosophy and process yield an equitable result. The below table shows our median employee annual compensation and the total compensation of Mr. Marron as reflected in the Summary Compensation Table, as well as the ratio of the two pay levels. This pay ratio is a reasonable estimate, calculated in a manner consistent with the applicable SEC requirements.

Median Employee Total Annual Compensation	Mr. Marron’s Total Annual Compensation	Pay Ratio
$120,758	$4,422,225	36.6 to 1

In determining our median employee, we considered the full annual compensation of all individuals who were employed throughout the entire 2022 calendar year, and annualized compensation for employees who joined ePlus during 2022, with the following adjustments. Our employee population on December 31, 2022, after taking into consideration the adjustments permitted by SEC rules and described below, consisted of approximately 1,746 individuals. We did not include our 54 non-U.S.-based employees in the calculation, which was less than 5% of our total workforce, and consists of 23 employees in the United Kingdom, 29 employees in India, and two employees in Singapore. We selected our median employee from the list of the remaining employees. To identify our median employee, we calculated compensation as the sum of (i) base salary, (ii) commissions, if any, and (iii) equity that vested during the year, if any. Mr. Marron’s compensation was calculated using the same methodology that the Company used to calculate the CEO’s annual total compensation for the 2023 Summary Compensation Table described above.

Once we identified our median employee, we calculated his or her fiscal year 2023 annual total compensation under the Summary Compensation Table rules in a manner that is consistent with the calculation of our CEO’s compensation, without any adjustments or estimates. The SEC requirements for identifying our median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio we report may not be comparable to the pay ratio other companies report.

Pay Versus Performance

As required by Section 953(a) of Dodd-Frank, and Item 402(v) of Regulation S-K, we are providing the following information reflecting the relationship between executive compensation actually paid by the Company and the Company’s financial performance for each of the last three completed calendar years. In determining the compensation “actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis” provided elsewhere in this proxy statement. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years shown.

The table below summarizes compensation values both reported in our 2023 Summary Compensation Table, as well as the adjusted values required in this section for the 2021, 2022 and 2023 fiscal years.

Fiscal	Summary Compensation Table Total to	Compensation Actually Paid to	Average Summary Compensation Table Total for	Average Compensation Actually Paid to	Value of Initial Fixed $100 Investment Based On:		Net Income	Operating Income
Year	PEO	PEO	Non-PEO NEOs	Non-PEO NEOs	Company TSR	Peer Group TSR	($ thousands)	($ thousands)
	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
2023	$4,422,225	$3,767,495	$2,582,208	$2,185,745	$156.63	$187.37	$119,356	$166,162
2022	$4,900,118	$5,466,517	$2,769,308	$3,119,485	$179.05	$197.49	$105,600	$147,316
2021	$3,839,946	$5,480,397	$2,121,791	$3,072,398	$159.12	$192.68	$74,397	$106,335

(a)	Reflects compensation amounts reported in the “2023 Summary Compensation Table” for our President and Chief Executive Officer, Mr. Marron.

(b)
Compensation actually paid to our President and Chief Executive Officer for each period presented, as computed in accordance with SEC rules, does not reflect the actual amount of compensation earned or received during the applicable fiscal year. In accordance with SEC rules, these amounts differ from the total compensation reported in the “2023 Summary Compensation Table” for each fiscal year as shown below. The fair value of equity awards was determined using methodologies and assumption developed in a manner substantively consistent with those used to determine the grant date fair value of such awards in accordance with Codification Topic Compensation – Stock Compensation.

		Fiscal 2023	Fiscal 2022	Fiscal 2021
Summary Compensation Table Total		$4,422,225	$4,900,118	$3,839,946
-	Grant Date Fair Value of Stock Awards Granted in Fiscal Year	$(2,199,967)	$(1,999,964)	$(1,799,979)
+	Fair Value at Fiscal Year-End of Outstanding Unvested Stock Awards Granted in Fiscal Year	$1,843,266	$2,433,116	$2,494,089
±	Change in Fair Value of Outstanding Unvested Stock Awards Granted in Prior Fiscal Years	$(320,280)	$308,818	$815,477
±	Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$-	$-	$-
±	Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$22,251	$(175,571)	$130,865
-	Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$-	$-	$-
+	Dividends Accrued During Fiscal Year	$-	$-	$-
Compensation Actually Paid		$3,767,495	$5,466,517	$5,480,397

(c)
Reflects the average compensation amounts reported in the “2023 Summary Compensation Table” for our NEOs (excluding the President and Chief Executive Officer), which included the Chief Financial Officer, Ms. Marion, and the Chief Operating Officer, Mr. Raiguel, in each year presented.

(d)
Average compensation actually paid to our NEOs (excluding the President and Chief Executive Officer) for each period presented, as computed in accordance with SEC rules, does not reflect the actual amount of compensation earned or received during the applicable fiscal year. In accordance with SEC rules, these amounts differ from the average total compensation reported in the “2023 Summary Compensation Table” for each fiscal year as shown below. The fair value of equity awards was determined using methodologies and assumptions developed in a manner substantively consistent with those used to determine the grant date fair value of such awards in accordance with Codification Topic Compensation – Stock Compensation.

		Fiscal 2023	Fiscal 2022	Fiscal 2021
Summary Compensation Table Total		$2,582,208	$2,769,308	$2,121,791
-	Grant Date Fair Value of Stock Awards Granted in Fiscal Year	$(1,349,994)	$(1,199,923)	$(1,049,958)
+	Fair Value at Fiscal Year-End of Outstanding Unvested Stock Awards Granted in Fiscal Year	$1,131,108	$1,459,802	$1,454,844
±	Change in Fair Value of Outstanding Unvested Stock Awards Granted in Prior Fiscal Years	$(190,200)	$178,938	$479,714
±	Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$-	$-	$-
±	Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$12,624	$(88,640)	$66,007
-	Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$-	$-	$-
+	Dividends Accrued During Fiscal Year	$-	$-	$-
Compensation Actually Paid		$2,185,745	$3,119,485	$3,072,398

(e)
Reflects the total shareholder return (“TSR”) of a $100 investment in ePlus’ common stock. Cumulative TSR is calculated by dividing (a) the sum of (i) the cumulative amount of any dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s stock price at the end and the beginning of the measurement period by (b) the Company’s stock price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is April 1, 2020. Historical stock performance is not necessarily indicative of future stock performance.

(f)
Reflects the TSR of a $100 investment in the S&P 600 Small Cap Information Technology Group, which is used in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the applicable fiscal year. Historical stock performance is not necessarily indicative of future stock performance.

(g)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.

(h)	The “Company-Selected Measure” (as defined in Item 402(v) of Regulation S-K) is our operating income reflected in the Company’s audited financial statements for the applicable fiscal year.

Pay Versus Performance Relationship Descriptions

The charts below illustrate the relationship between the PEO and average Non-PEO Compensation Actually Paid (“CAP”) amounts and the S&P 600 Small Cap Information Technology Group (our “TSR Peer Group”)’s TSR during the periods ended March 31, 2021, 2022 and 2023.

The chart below demonstrates the relationship between CAP amounts for our PEO and non-PEO executive officers and our net income.

The chart below demonstrates the relationship between CAP amounts for our PEO and non-PEO executive officers and our operating income.

Financial Performance Measures

Below is an unranked list of the most important performance measures used to link executive compensation actually paid for the most recently completed fiscal year, as described above, to the Company’s performance:

•	Net Sales
•	Operating Income
•	Earnings Before Tax

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of March 31, 2023, regarding the number of securities available for future issuance under our current equity compensation plans. Currently, there are no outstanding options, warrants, or rights under our prior or current equity compensation plans pursuant to which common stock may be issued.

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	-	n/a	3,060,672	(1)
Equity compensation plans not approved by security holders	-	n/a	-
Total	-		3,060,672

(1)
This number includes 198,720 shares reserved for issuance under the 2017 Non-Employee Director Long-Term Incentive Plan and available for future equity awards, and 2,861,952 shares reserved for issuance under the 2021 Employee Long Term Incentive Plan.

PROPOSAL 3 – Ratification of the Selection of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending March 31, 2024

The Board and the Audit Committee recommend that the shareholders ratify the selection of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024. Deloitte is currently the Company’s independent registered public accounting firm, and the Audit Committee approved the selection and retention of Deloitte for fiscal year 2024.

Neither the Company’s Charter, Bylaws or other governing documents nor the law require shareholder ratification of the selection of Deloitte as the Company’s independent registered accounting firm. As a matter of good corporate practice, however, the Company is submitting the selection of Deloitte to the shareholders for ratification. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Deloitte. Even if the selection is ratified, the Audit Committee retains discretion to select a different independent registered accounting firm at any time if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders.

Representatives of Deloitte are expected to attend the 2023 Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2024

AUDIT COMMITTEE REPORT

The Audit Committee’s report regarding the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2023, is below. The information contained in this report shall not be deemed to be (i) soliciting material, (ii) filed with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act, or (iv) subject to the liabilities of Section 18 of the Exchange Act. Further, this report shall not to be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation of this proxy statement by reference, except to the extent the Company specifically incorporates this report by reference into such filing.

The Audit Committee has certain duties and powers as described in its written charter adopted by the Board, which is available on the Investors section of the Company’s website at https://www.eplus.com/investors/corporate-governance-legal/committee-charters. The Audit Committee is responsible primarily for assisting the Board in its oversight of the Company’s accounting and financial reporting processes, including audits of the Company’s financial statements and the integrity of its financial statements, determining the independent registered public accounting firm’s qualifications and independence, and evaluating the performance of the Company’s internal audit function and that of the independent registered public accounting firm. The Audit Committee does not itself prepare financial statements or perform audits. All members of the Audit Committee are “independent,” as required by applicable Nasdaq Listing Rules and in accordance with SEC rules and regulations, as currently in effect, and each such member has the ability to read and understand fundamental financial statements.

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements; establishment and effectiveness of internal controls over financial reporting; and maintenance of appropriate accounting and financial reporting principles, policies, and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. Deloitte is responsible for planning and carrying out a proper audit of the Company’s annual financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles, and auditing the effectiveness of internal controls over financial reporting.

In performing its oversight role, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and Deloitte. The Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence. Deloitte has unfettered access to the Audit Committee to discuss any matters Deloitte deems appropriate.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations of management and Deloitte. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with the auditing standards of the PCAOB, that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States, that Deloitte is in fact “independent,” or the effectiveness of the Company’s internal controls.

Based on the review and discussions noted above, and subject to the limitations on the role and responsibilities of the Audit Committee described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2023. This report is provided by the following independent directors, who served on the Audit Committee during the 2023 fiscal year.

Submitted by the Audit Committee

Maureen F. Morrison, Chair
John E. Callies
C. Thomas Faulders, III
Ben Xiang

Independent Registered Public Accounting Firm Fees and Independence

Deloitte has served as the Company’s independent registered public accounting firm since 1990. The Audit Committee of the Board has selected Deloitte as the Company’s independent registered accounting firm for the fiscal year ending March 31, 2024.

The following table presents the aggregate fees paid to or accrued by ePlus relating to fees due to Deloitte for the audit of the Company’s annual consolidated financial statements, and all other professional services rendered by Deloitte, for the fiscal years ended March 31, 2023, and 2022:

	Fiscal 2023	Fiscal 2022
Audit Fees	$1,895,790	$1,707,448
Audit‐Related Fees	11,500	-
Tax Fees	-	-
All Other Fees	41,305	-
TOTAL FEES	$1,948,595	$1,707,448

Audit Fees and Audit-Related Fees
Deloitte billed expenses for the fiscal year ended March 31, 2023.  The Audit Committee pre-approves all auditing services (which may entail providing comfort letters in connection with securities underwriting), and all audit-related services Deloitte provided to us, subject to a de minimis exception as set forth in the SEC’s rules.

Tax  Fees
Deloitte provided no tax services, and thus billed no tax fees for the fiscal years ended March 31, 2023, and 2022.

All Other Fees
Deloitte provided other services related to other regulatory filings for the fiscal year ended March 31, 2023.  Deloitte provided no other services, and thus billed no other fees, for the fiscal year ended March 31, 2022.

The affirmative vote of the holders of a majority of the shares entitled to vote on Proposal 3, present in person or represented by proxy at the meeting, is required to ratify Proposal 3. Abstentions will have the same effect as voting “AGAINST” this proposal. If you do not instruct your broker, bank or other nominee how to vote on this proposal, your broker may vote your shares on Proposal 3, so there will be no broker non-votes.

PROPOSAL 4 – Amendment to the ePlus inc. Amended and Restated Certificate of Incorporation

The Board has unanimously adopted a resolution to amend our Amended and Restated Certificate of Incorporation (our “Charter”), subject to shareholder approval, to provide for the elimination or limitation of monetary liability of specified executive officers of the Company for breach of the duty of care. Article Seventh of our Charter currently provides for the Company to limit the monetary liability of directors in certain circumstances pursuant to, and consistent with, Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”). Effective August 1, 2022, Section 102(b)(7) was amended to permit a Delaware corporation’s certificate of incorporation to include a provision eliminating or limiting monetary liability for certain senior corporate officers for breach of fiduciary duty, subject to certain limitations.

If our shareholders approve this proposal at the 2023 Annual Meeting, the Company intends to file a Certificate of Amendment to our Charter in the form attached hereto as Annex A (the “Charter Amendment”) to incorporate the provisions of Section 102(b)(7). In accordance with the DGCL, however, our Board may elect to abandon the Charter Amendment without further action by the shareholders at any time prior to the effectiveness of the filing of the Charter Amendment with the Secretary of State of the State of Delaware, notwithstanding shareholder approval of the Charter Amendment.

Purpose and Possible Effects of the Proposed Amendment
The Board desires to amend our Charter to maintain provisions consistent with the governing statutes contained in the DGCL. Previously, Delaware law has permitted Delaware corporations to eliminate or limit directors from personal liability for monetary damages associated with breaches of the duty of care, but that protection did not extend to a Delaware corporation’s officers. Consequently, shareholder plaintiffs have employed a tactic, which would otherwise be exculpated if brought against directors, of bringing certain claims against individual officers to avoid dismissal of such claims. Section 102(b)(7) was adopted to address this inconsistent treatment between officers and directors and the rising litigation and insurance costs for shareholders.

As is currently the case with our directors, this provision would not exculpate officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor would this provision exculpate such officers from liability for claims brought by or in the right of the corporation, such as derivative claims.

The Board believes it is necessary to provide protection to officers to the fullest extent permitted by law to attract and retain top talent. This protection has long been afforded to directors, and accordingly, the Board believes that this proposal, which would extend exculpation to officers, as specifically permitted by the Section 102(b)(7), is fair and in the best interests of the Company and its shareholders. The Charter Amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer nor is it being proposed in response to any litigation or threat of litigation.

The affirmative vote of the holders of a majority of shares outstanding and entitled to vote at the Annual Meeting is required to approve Proposal 4. Abstentions and broker non-votes will have the same effect as voting “AGAINST” this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF
THE CHARTER AMENDMENT

FREQUENTLY ASKED QUESTIONS CONCERNING THE 2023 ANNUAL MEETING OF SHAREHOLDERS

Why did I receive these proxy materials?

These proxy materials are first being distributed on or about July 31, 2023, to the Company’s shareholders in connection with our Board’s solicitation of proxies to be voted at the 2023 Annual Meeting on September 14, 2023, at 8:30 a.m. ET, at The Westin Washington Dulles Airport, 2520 Wasser Terrace, Herndon, Virginia, 20171, and any postponement or adjournment thereof. This proxy statement describes the matters on which you, as the Company’s shareholder, are entitled to vote. It also includes information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares.

What is the purpose of the 2023 Annual Meeting?

At our 2023 Annual Meeting, shareholders will be asked to vote to (1) elect the nine director nominees named in this proxy statement for a term expiring at the 2024 Annual Meeting of Shareholders; (2) approve, on an advisory basis, the compensation of our NEOs; (3) ratify the appointment of the Company’s independent registered public accounting firm; and (4) approve an amendment to our Charter to limit the personal liability of certain officers of ePlus as permitted by recent amendments to the DGCL. See the sections entitled “Proposal 1 – Election of Directors,” “Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation,” “Proposal 3 – Ratification of Independent Registered Public Accounting Firm” and (4) “Proposal 4 –Amendment to the ePlus inc. Amended and Restated Certificate of Incorporation.”

The Board does not know of any matters to be brought before the meeting other than as set forth in the Notice of 2023 Annual Meeting of Shareholders.

Who may attend the 2023 Annual Meeting?

Only holders of our common stock as of the close of business on our Record Date, which was July 21, 2023, or their duly appointed proxies, may attend the 2023 Annual Meeting. If you hold your shares through a broker, bank, or other nominee, you will be required to show the notice or voting instructions form you received from your broker, bank, or other nominee, or a copy of the statement (such as a brokerage statement) from your broker, bank, or other nominee reflecting your stock ownership as of our Record Date to be admitted to the 2023 Annual Meeting.

Who may vote at the 2023 Annual Meeting?

Holders of our common stock as of the close of business on the Record Date are entitled to notice of, and to vote at, the 2023 Annual Meeting. As of July 21, 2023, there were 26,940,564 shares of our common stock outstanding, which includes 314,519 unvested restricted shares entitled to vote at the 2023 Annual Meeting, with each share entitled to one vote.

How do I vote at the 2023 Annual Meeting?

Eligible shareholders may vote in one of four ways:

•	By telephone. Use the toll-free telephone number shown on your Notice or proxy card;
•	Via the Internet. Visit the Internet website shown on your Notice or proxy card and follow the on-screen instructions;
•	By mail. Date, sign, and promptly return your proxy card by mail in a postage prepaid envelope; or
•	In person. Deliver a completed proxy card at the meeting or vote in person.

Voting instructions for eligible shareholders (including instructions for both telephonic and Internet voting) are provided under the heading “Voting Information” of this proxy statement and on the proxy card. The telephone and Internet voting procedures are designed to authenticate shareholder identities, allow shareholders to give voting instructions, and confirm that the shareholders’ instructions have been recorded properly. A control number, located on the Notice and the proxy card, will identify shareholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded. Costs associated with telephone and electronic access, such as usage charges from telephone companies and Internet access providers, must be borne by the shareholder. If you submit your proxy by telephone or via the Internet, it will not be necessary to return your proxy card. The deadline for voting by telephone or via the Internet is 8:30 a.m. ET on September 14, 2023.

Further, a proxy that is signed and dated, but which does not contain voting instructions, will be voted as recommended by our Board on each proposal.

What if I do not vote or do not indicate how my shares should be voted on my proxy card?

If an eligible shareholder does not return a signed proxy card or submit a proxy by telephone or via the Internet, and does not attend the meeting and vote in person, his or her shares will not be voted. Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the Internet, and which are not revoked, will be voted at the meeting in accordance with the instructions contained therein.

If you submit a properly completed proxy but do not indicate how your shares should be voted on a proposal, the shares represented by your proxy will be voted as the Board recommends on such proposal.

What if my shares of the Company’s common stock are held for me by a broker?

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power for that item and has not received instructions from the beneficial owner.

•
Non-Discretionary Items. The election of directors (Proposal 1), the advisory vote to approve NEO compensation (Proposal 2) and the amendment to our Charter (Proposal 4) may not be voted on by your broker if it has not received voting instructions.

•
Discretionary Items. The ratification of Deloitte as the Company’s independent registered public accounting firm (Proposal 3) is a discretionary item. Generally, brokers that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

How can I change my votes or revoke my proxy after I have voted?

Any proxy signed and returned by a shareholder or submitted by telephone or via the Internet may be revoked or changed at any time before it is exercised at the 2023 Annual Meeting, or any adjournments or postponements thereof, by:

•	Mailing written notice of revocation or change to our Corporate Secretary, at ePlus inc., 13595 Dulles Technology Drive, Herndon, Virginia, 20171;
•	Delivering a later-dated proxy (either in writing, by telephone, or via the Internet); or
•	Voting in person at the meeting.

Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

Will my votes be publicly disclosed?

No. As a matter of policy, shareholder proxies, ballots, and tabulations that identify individual shareholders are not publicly disclosed and are available only to the inspector of election and certain employees of the Company who are obligated to keep such information confidential.

Who will count the votes?

A representative of the Company’s Transfer Agent, Computershare, will serve as the inspector of election for the 2023 Annual Meeting, and will count the votes.

What if other matters come up during the 2023 Annual Meeting?

If any other matters properly come before the meeting, including a question of adjourning or postponing the meeting, the persons named in the proxies or their substitutes acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

What constitutes a quorum at the 2023 Annual Meeting?

A quorum is required to transact business at the 2023 Annual Meeting. To constitute a quorum, there must be in attendance or represented by proxy a majority of the voting power of the outstanding capital stock entitled to vote at the 2023 Annual Meeting. Abstentions and broker non-votes count toward the establishment of a quorum.

How many votes are required to approve each matter to be considered at the 2023 Annual Meeting?

Proposal 1: Election of directors. Each of the nine nominees for director will be elected by a plurality of the shares present in person or by proxy at the 2023 Annual Meeting and entitled to vote on the election of directors, subject to the Company’s director resignation policy should any director not receive a majority of the votes cast. A plurality means that the nominees with the greatest number of votes are elected as directors up to the maximum number of directors to be chosen at the 2023 Annual Meeting. In the election of directors, Proposal 1, you may vote “for” each of the nominees, or your vote may be “withheld” with respect to one or more of the nominees. Please note, however, that the Company’s Corporate Governance Guidelines provide that, in an uncontested election (that is, an election where the number of director nominees does not exceed the number of directors to be elected), if any nominee for director does not receive a majority of the votes cast, he or she is expected to tender his or her resignation in writing to the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall evaluate the resignation tendered and shall make a recommendation to the Board whether to accept or reject the resignation, or whether other actions should be taken. The Board shall act on each such resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee, within 90 days following the certification of the election results. If a director’s resignation is not accepted by the Board, then the director who tendered that resignation would continue to serve on the Board until the 2024 Annual Meeting of Shareholders and until his or her successor is elected and qualified, or until his or her earlier death, unconditional resignation, or removal. In the event of a contested election, director nominees who receive the most votes for the number of seats up for election will be elected. Withheld votes and broker non-votes will have no effect on the vote for this proposal.

Proposal 2: Advisory vote to approve NEO compensation. The affirmative vote of the holders of a majority of the shares entitled to vote on the proposal, present in person or represented by proxy at the meeting, is required to approve on an advisory, non-binding basis the compensation paid to our NEOs. Abstentions will have the same effect as voting “AGAINST” this proposal, and broker non-votes will have no effect on the vote for this proposal.

Proposal 3: Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. The affirmative vote of the holders of a majority of the shares entitled to vote on the proposal, present in person or represented by proxy at the meeting, is required to ratify Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024. Abstentions will have the same effect as voting “AGAINST” this proposal. If you do not instruct your broker, bank or other nominee how to vote on this proposal, your broker may vote your shares on the proposal, so no broker non-votes are expected.

Proposal 4: Amendment to our Charter.
The affirmative vote of the holders of a majority of shares outstanding and entitled to vote at the Annual Meeting is required to amend our Charter. Abstentions and broker non-votes will have the same effect as voting “AGAINST” this proposal.

Who pays to prepare, mail, and solicit the proxies?

The Company will bear the costs of solicitation of proxies for the 2023 Annual Meeting, including preparation, assembly, printing, and mailing of the Notice, this proxy statement, the Annual Report, the proxy card, and any additional information furnished to shareholders. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding any solicitation materials to such beneficial owners. Proxies may be solicited in person or by mail, telephone, or electronic transmission on our behalf by our directors, officers, or employees. However, we do not reimburse or pay additional compensation to our own directors, officers, or other employees for soliciting proxies.

OTHER MATTERS

Other Business

The Board knows of no other matters that will be presented for consideration at the 2023 Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy will have the discretionary authority to vote such proxy on such matters in accordance with their best judgment.

Annual Report on Form 10-K

A copy of our Annual Report, which includes our 2023 Form 10-K, as filed with the SEC, will be sent to any shareholder without charge upon written request addressed to Investor Relations, at ePlus inc., 13595 Dulles Technology Drive, Herndon, Virginia 20171.

You may also obtain our Form 10-K via the SEC’s Internet site, www.sec.gov, or our Annual Report, which includes our 2023 Form 10-K, via our website, www.eplus.com/Investors/Pages/Annual-Reports.aspx.

Additional copies of the Annual Report, the Notice, this proxy statement, and the accompanying proxy may be obtained from our Investor Relations department at the address above.

Householding

Company shareholders who share an address may receive only one copy of the Notice or this proxy statement and the Annual Report from their bank, broker, or other nominee, unless contrary instructions are received. We will deliver promptly a separate copy of the Notice or this proxy statement and Annual Report to any shareholder who resides at a shared address and to which a single copy of the documents was delivered, if the shareholder makes a request by contacting our Corporate Secretary, at ePlus inc., 13595 Dulles Technology Drive, Herndon, Virginia 20171, or by telephone at (703) 984-8400. If you wish to receive separate copies of the Notice or this proxy statement and the Annual Report in the future, or if you are receiving multiple copies and would like to receive a single copy for your household, you should contact your broker, bank, or other nominee.

Shareholder Proposals for the 2024 Annual Meeting of Shareholders

Shareholders have the opportunity to submit proposals for the 2024 Annual Meeting of Shareholders. To be considered for inclusion in the Company’s proxy statement and form of proxy for next year’s Annual Meeting of Shareholders, your shareholder proposal must be submitted in writing by April 2, 2024 (assuming the 2024 Annual Meeting of Shareholders is held within 30 days of the anniversary of this 2023 Annual Meeting), to the Corporate Secretary at ePlus inc., 13595 Dulles Technology Drive, Herndon, Virginia 20171. Proposals must be received by that date and satisfy the requirements of Rule 14a-8 under the Exchange Act to be included in the proxy statement and on the proxy card that will be used for solicitation of proxies by the Board for the 2024 Annual Meeting of Shareholders. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act postmarked or transmitted electronically no later than July 16, 2024 (assuming the 2024 Annual Meeting of Shareholders is held within 30 days of the anniversary of this 2023 Annual Meeting).

In accordance with our Bylaws, if you wish to submit a proposal for consideration at next year’s Annual Meeting of Shareholders that is to be included in next year’s proxy materials, or wish to nominate a candidate for election to the Board at next year’s Annual Meeting of Shareholders, your proposal or nomination must be submitted in writing and received by the Corporate Secretary not more than 120 days nor later than 90 days in advance of  the first anniversary of this 2023 Annual Meeting if the 2024 Annual Meeting of Shareholders is held within 30 days of the anniversary of this 2023 Annual Meeting or, otherwise, within seven days after the first public announcement of the date of the 2024 Annual Meeting of Shareholders. Assuming that our 2024 Annual Meeting of Shareholders is held on schedule, to be “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, we must receive written notice of your intention to introduce a nomination or other item of business at that Meeting not earlier than May 17, 2024, and not later than June 16, 2024. If we do not receive written notice during that time period, or if we meet certain other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies if any such matters are raised at the meeting.

A submission by an ePlus shareholder must contain the specific information required in ePlus’ Bylaws. If you would like a copy of ePlus’ current Bylaws, please write to the Corporate Secretary at ePlus inc., 13595 Dulles Technology Drive, Herndon Virginia 20171. ePlus’ current Bylaws may also be found on the Company’s website at https://www.eplus.com/investors/corporate-governance-legal/amended-and-restated-bylaws.

Results of the 2023 Annual Meeting

The preliminary voting results will be announced at the 2023 Annual Meeting. The final voting results will be tallied by the inspector of elections and published in a Current Report on Form 8-K, which we are required to file with the SEC within four business days following the 2023 Annual Meeting.

Additional Information about the Company

Although the information contained on, or accessible through, our website is not part of this proxy statement, you will find information about ePlus and our corporate governance practices at http://www.eplus.com/investors. Our website contains information about our Board, its Committees, and their charters; our Bylaws; and our Code of Conduct, Charter, and Corporate Governance Guidelines. Shareholders may obtain, without charge, printed copies of the above documents by writing to the Corporate Secretary, at ePlus inc., 13595 Dulles Technology Drive, Herndon, Virginia 20171.

The Company’s principal executive offices are located at ePlus inc., 13595 Dulles Technology Drive, Herndon, Virginia 20171. The Company’s main telephone number is (703) 984-8400.

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements made in the CD&A section of this proxy statement regarding the benefits and anticipated results of our compensation programs and the Compensation Committee’s plans and intentions relating thereto. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by law. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned under the heading “Risk Factors” in our Annual Report, and in the periodic reports that we file with the SEC on Form 10-Q.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 14, 2023

The proxy materials for the Company’s 2023 Annual Meeting, including our Annual Report on Form 10-K for the year ended March 31, 2023, and this proxy statement, are available online via the Company’s website at https://www.eplus.com/investors/investor-information/annual-meeting-proxy. Other information on the Company’s website does not constitute part of the Company’s proxy materials.

It is important that your proxy be returned promptly, whether by mail, by telephone or via the Internet. The proxy may be revoked at any time by you before it is exercised as described in this proxy statement. If you attend the meeting in person, you may withdraw any proxy (including a telephonic or Internet proxy) and vote your own shares as described in this proxy statement.

July 31, 2023	By Order of the Board of Directors

Erica S. Stoecker

Corporate Secretary, General Counsel, & Chief Compliance Officer

ANNEX A

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
EPLUS INC.

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware

ePlus inc., a corporation organized and existing under the laws of the state of Delaware (the “Corporation”), does hereby certify that:

1.	Article Seventh of the Amended and Restated Certificate of Incorporation of the Corporation (the “Charter”), shall be deleted in its entirety.

2.	A new Article Seventh, the text of which is set forth below, shall be added to the Charter immediately after the existing Article Sixth of the Charter:

SEVENTH

No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable; provided, however, that the foregoing shall not eliminate or limit the liability of a director or officer (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director or officer derived an improper personal benefit, or (iv) as applicable solely to directors, for any payment of a dividend or approval of a stock repurchase that is illegal under Section 174 of the Delaware General Corporation Law. No amendment (including any amendment effected by operation of law, by merger, consolidation or otherwise) to or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

3.	This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.	This Certificate of Amendment shall become effective at [_]:[_] [a/p].m., Eastern Time, on [Month] [day], 2023.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ________________ day of ________________, 2023.

By:
Authorized Officer Title:	Corporate Secretary
Name	Erica S. Stoecker

A-1

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Call toll-free **1-800-652-VOTE (8683)** within the USA, US territories and Canada.

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2023 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - RENÉE BERGERON	☐	☐	02 - BRUCE M. BOWEN	☐	☐	03 - JOHN E. CALLIES	☐	☐
04 - C. THOMAS FAULDERS, III	☐	☐	05 - ERIC D. HOVDE	☐	☐	06 - IRA A. HUNT, III	☐	☐
07 - MARK P. MARRON	☐	☐	08 - MAUREEN F. MORRISON	☐	☐	09 - BEN XIANG	☐	☐

	For	Against	Abstain
2. To approve, on an advisory basis, named executive officer compensation.	☐	☐	☐
3. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024.	☐	☐	☐
4. To approve the amendment to the company's Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03UL6E

2023 Annual Meeting Admission Ticket

2023 Annual Meeting of Shareholders of *e*Plus inc.

Thursday, September 14, 2023, 8:30 A.M. Eastern Time
Westin Washington Dulles Airport
2520 Wasser Terrace, Herndon, VA 20171

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.envisionreports.com/PLUS.

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Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/PLUS.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — *e*Plus inc.

Notice of 2023 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — September 14, 2023

Erica Stoecker and Amanda Dupree, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers that the undersigned would possess if personally present, at the Annual Meeting of Shareholders of *e*Plus inc. to be held on September 14, 2023, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.